Exhibit 4.2

DATED MARCH 7, 2023
WYNN MACAU, LIMITED as Issuer and DB TRUSTEES (HONG KONG) LIMITED as Trustee and DEUTSCHE BANK TRUST COMPANY AMERICAS as Principal Paying Agent, Principal Conversion Agent, Transfer Agent and Registrar
AGENCY AGREEMENT relating to US$600,000,000 4.50 per cent. Convertible Bonds due 2029 convertible into ordinary shares of Wynn Macau, Limited

CONTENTS
Clause

1. Interpretation	1
2. Appointment	3
3. Authentication and Exchange of the Global Certificates	3
4. The Trustee	5
5. Payment	6
6. Repayment	8
7. CONVERSION	8
8. Early Redemption	12
9. Cancellation, Destruction and Records	14
10. Replacement of Certificates	14
11. Duties of the Transfer Agent in Respect of Transfers	15
12. Duties of the Registrar	16
13. Information and Regulations Concerning the BONDS	16
14. Documents and Certificates for the Registrar	17
15. Remuneration	17
16. Funds Held by the Principal Paying Agent	18
17. Notices	19
18. Indemnity	19
19. General	19
20. Changes in Agents	25
21. Communications	26
22. Governing Law and Submission	22
23. Waiver of Immunity	27
24. Counterparts	28
25. Amendments	28
26. ENTIRE AGREEMENT	28
Schedule 1	29
Regulations concerning the transfer and registration of Bonds
Schedule 2	31
Form of Certificate to be delivered in connection with transfers of BONDS pursuant to Regulation S to permit removal of the Rule 144A Legend
Schedule 3	32
Form of Certificate to be delivered by Transferor in connection with transfers of Bonds to QIBs to request addition of the Rule 144A Legend
Schedule 4	34
Conversion Notice
Schedule 5	39
Notification from Agent
Schedule 6	41
Issuer's Confirmation of Conversion
Schedule 7	43
Form of Bondholder Redemption Notice
Schedule 8	45
FORM OF Bondholders’ EXERCISE NOTICE

    i

This Agreement is made on March 7, 2023 between:
(1)WYNN MACAU, LIMITED, a company incorporated with limited liability under the laws of the Cayman Islands and having its registered office at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Issuer”);
(2)DB TRUSTEES (HONG KONG) LIMITED, whose principal office is at Level 60, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, as trustee (the “Trustee”, which expression includes all persons for the time being the trustee or trustees under the Trust Deed referred to below); and
(3)DEUTSCHE BANK TRUST COMPANY AMERICAS, whose principal office is at Trust and Agency Services, 1 Columbus Circle, 17th Floor, Mail Stop: NYC01-1710, New York, NY 10019, USA as (i) principal paying agent for the purposes of making payments in respect of the Bonds (the “Principal Paying Agent”); (ii) principal conversion agent for the purposes of conversion in respect of the Bonds (the “Principal Conversion Agent”), (iii) transfer agent (the “Transfer Agent”) and as registrar (the “Registrar”).
Whereas:
(A)The Issuer proposes to issue US$600,000,000 in aggregate principal amount of 4.50 per cent. Convertible Bonds due 2029, convertible into ordinary shares of the Issuer (the “Bonds”) which expression shall include, unless the context requires otherwise, any additional Bonds issued in accordance with Condition 15 and consolidated and forming a single series therewith).
(B)The Bonds will be in registered form in the minimum denomination of US$200,000 and integral multiples of US$1,000 in excess thereof.
(C)The Bonds will be payable in U.S. dollars and will be evidenced by one or more Rule 144A Global Certificate(s), the form of which is set out in Schedule 1, Part B of the Trust Deed (the “Rule 144A Global Certificate(s)”), interests in which are to be sold to qualified institutional buyers (each a “QIB”) within the meaning of, and pursuant to, Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933 (the “Securities Act”) and one or more Regulation S Global Certificate(s), the form of which is set out in Schedule 1, Part A of the Trust Deed (the “Regulation S Global Certificate(s)”), interests in which are to be offered outside the United States to non-U.S. persons within the meaning of, and pursuant to, Regulation S under the Securities Act (“Regulation S”).
(D)The Bonds will be constituted by a Trust Deed (the “Trust Deed”) dated the date of this Agreement between the Issuer and the Trustee.
(E)This is the Agency Agreement defined in the Trust Deed.
The parties hereto agree as follows:
1.INTERPRETATION
1.1Definitions: Terms defined in the Trust Deed have the same meanings in this Agreement except where otherwise defined in this Agreement. In addition:
“Agents” means the Principal Paying Agent, the Principal Conversion Agent, the Paying Agents, the Transfer Agent and the Registrar or any of them and shall include such other agent or agents as may be appointed from time to time hereunder;
“Alternative Clearing System” means any additional or alternative internationally recognised clearing system as shall have been selected by the Issuer and notified in writing to the Trustee;
“Applicable Law” means any law or regulation in a relevant jurisdiction including, but not limited to:
(a)any statute or regulation;

(b)any rule or practice of any Authority by which any party to this Agreement is bound or with which any such party is accustomed to comply;
(c)any agreement between any Authorities; and
(d)any customary agreement between any Authority and any party to this Agreement;
“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any relevant jurisdiction;
“Business Day” means a day (other than a Saturday or Sunday or a public holiday) on which commercial banks and foreign exchange markets are open in Hong Kong and New York City and the city in which the specified offices of the Principal Paying Agent, the Principal Conversion Agent, the Transfer Agent and the Registrar are located;
“Code” means the U.S. Internal Revenue Code of 1986, as amended;
“Conditions” means the terms and conditions in the form set out in Schedule 2 to the Trust Deed, as the same may be modified from time to time in accordance with the Trust Deed;
“Conversion Notice” means a notice of conversion substantially in the form of Schedule 4 hereto or in such other form as shall for the time being be current;
“Definitive Certificates” means Regulation S Definitive Certificates and Rule 144A Definitive Certificates;
“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto;
“Managers” means Deutsche Bank AG, Hong Kong Branch, Moelis & Company LLC and Goldman Sachs (Asia) L.L.C.;
“Paying Agents” means each paying agent appointed under this Agreement, and includes the Principal Paying Agent;
“Register” means the register of Bondholders maintained by the Registrar in accordance with the Conditions and the Regulations.
“Regulation S Definitive Certificates” means the Certificates in definitive, registered form substantially in the form set out in Part C of Schedule 1 to the Trust Deed;
“Regulation S Legend” means the transfer restriction legend set out in the Regulation S Global Certificate(s) and any Regulation S Definitive Certificate;
“Regulations” means regulations concerning the transfer, exchange and registration of Bonds provided for in Schedule 1 hereto;
“Rule 144A Definitive Certificates” means the Certificates in definitive, registered form substantially in the form set out in Part D of Schedule 1 to the Trust Deed;
“Rule 144A Legend” means the transfer restriction legend set out in the Rule 144A Global Certificate(s) and any Rule 144A Definitive Certificate;
“Securities Act” means the United States Securities Act of 1933; and
“Tax” means any present or future taxes, duties, assessments, governmental charges or related liabilities of whatever nature imposed, levied, collected, withheld, deducted or assessed by or on behalf of any Authority having power to tax.

1.2Construction of Certain References: References to costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof.
1.3Contracts: References in this Agreement to this Agreement or any other document are to this Agreement or such other document as amended, supplemented or replaced from time to time and include any document which amends, supplements or replaces them.
1.4Contracts (Rights of Third Parties) Act 1999: Save for each indemnified party (as defined in Clause 18.1), a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Rights of Third Parties Act”) to enforce any term of this Agreement. The parties to this Agreement shall have the right to amend, vary or rescind any provision of this Agreement without the consent of any such third party.
1.5References to Party etc.: References to any party or person in this Agreement include its successors in title, permitted assignees and permitted transferees.
1.6References to any Action etc.: References to any action, remedy or method of judicial proceedings for the enforcement of rights of creditors (or any administration, insolvency, bankruptcy, liquidation, reorganisation or winding up proceedings) shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceedings.
1.7References to any Act etc.: References to an Act or any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such Act or legislation as the same may have been, or may from time to time be, amended or re-enacted.
1.8Headings for Ease of Reference Only: The headings and subheadings in this Agreement are for ease of reference only and shall not affect the construction of this Agreement.
1.9Schedules: The Schedules are part of this Agreement and have effect accordingly. References in this Agreement to Clauses are to Clauses of this Agreement unless otherwise stated.
2.APPOINTMENT
The Issuer appoints the Agents as its agents in respect of the Bonds in accordance with the Conditions at their respective specified offices referred to in the Bonds. Each Agent accepts its appointment as agent of the Issuer, and for the purpose of Clause 4.1 only, as agent of the Trustee, in relation to the Bonds on the terms set out in this Agreement. Except in Clause 20, references to the Agents are to them acting solely through such specified offices. Each Agent shall perform the duties required of it by the Conditions and this Agreement. No Agent shall be obliged to perform additional duties set out in any amended Conditions unless it shall have previously agreed in writing to perform such duties. The obligations of the Agents are several and not joint.
3.AUTHENTICATION AND EXCHANGE OF THE GLOBAL CERTIFICATES
3.1The Global Certificates:
3.1.1Immediately before issue of the Bonds, the Issuer shall deliver to the Registrar (or its agent on its behalf) (a) one or more duly executed (manually or by facsimile) Regulation S Global Certificate(s) representing Bonds sold to non-U.S. persons in “offshore transactions” within the meaning of Regulation S under the Securities Act, which shall bear, subject to paragraph 13 of the Regulations, the Regulation S Legend; and (b) one or more duly executed (manually or by facsimile) Rule 144A Global Certificate(s) representing Bonds sold to QIBs in transactions exempt from the registration requirements of the Securities Act which shall bear, subject to paragraph 13 of the Regulations, the Rule 144A Legend. The Registrar (or its agent on its behalf) shall authenticate the Global Certificates (manually or electronically) upon the written order of the Issuer and arrange for the delivery of the Global Certificates to a custodian for, and registered in the name of, Cede & Co, a nominee of, DTC.

Title to the Bonds evidenced by the Global Certificates may be registered in the name of, and the Global Certificates be deposited with, such Alternative Clearing System other than DTC (or a nominee thereof), and shall bear such legend as may be appropriate.
3.2Transfers of Interests in the Global Certificates: Any transfer or exchange of an interest in the Bonds evidenced by the Global Certificates shall be effected in accordance with the rules and procedures of DTC, Euroclear or Clearstream or any relevant Alternative Clearing System, as applicable, and in accordance with the transfer restriction legends set out in Schedule 1 of the Trust Deed.
3.3No Definitive Certificates: Definitive Certificates in respect of interests in any Bonds will not be issued in exchange for the Global Certificates except in the circumstances provided in Clause 3.6, provided that, if the Issuer designates an Alternative Clearing System and such designation is notified in writing to the Trustee, title to all or some of the Bonds may be transferred to an Alternative Clearing System or its nominee and Certificates may be issued to evidence such transfer.
3.4Exchange of Rule 144A Certificates for Regulation S Certificates: Subject to the provisions of this Clause 3, clause 3 of the Trust Deed, the transfer restriction legends set out in Schedule 1 of the Trust Deed, the Regulations and any applicable laws and regulations, an interest in a Rule 144A Global Certificate (or a Rule 144A Definitive Certificate) may be exchanged for an interest in a Regulation S Global Certificate (or a Regulation S Definitive Certificate, as the case may be) of any authorised denominations and aggregate principal amounts, (i) in the case of a transfer of an interest in a Rule 144A Global Certificate, in accordance with the applicable rules and procedures for the time being of DTC, Euroclear, Clearstream or an Alternative Clearing System, as the case may be, and upon receipt by the Registrar of a duly completed certificate substantially in the form provided for in Schedule 2 hereto or (ii) in the case of a Rule 144A Definitive Certificate, upon surrender of such Rule 144A Definitive Certificate at the office of the Registrar or at the office of the Transfer Agent, together with a written instrument of transfer and a duly completed certificate substantially in the form provided for in Schedule 2 hereto, together with such evidence as the Registrar or the Transfer Agent, as applicable, may reasonably require to prove the title of the transferor. Whenever any Rule 144A Definitive Certificates are so surrendered for exchange, the Registrar shall promptly authenticate and deliver (directly or through an agent, as the case may be) the relevant Regulation S Definitive Certificate or Certificates in an equal aggregate principal amount in such authorised denominations as requested. The Registrar shall adjust its records to show any increase and corresponding decrease in the principal amount of a Regulation S Global Certificate or a Rule 144A Global Certificate as a result of any exchange pursuant to this Clause 3.4.
3.5Exchange of Regulation S Certificates for Rule 144A Certificates: Subject to the provisions of this Clause 3, clause 3 of the Trust Deed, the transfer restriction legends set out in Schedule 1 to the Trust Deed, the Regulations and any applicable laws and regulations, an interest in a Regulation S Global Certificate (or a Regulation S Definitive Certificate) may be exchanged for an interest in a Rule 144A Global Certificate (or a Rule 144A Definitive Certificate, as the case may be) of any authorised denominations and aggregate principal amounts, (i) in the case of a transfer of an interest in a Regulation S Global Certificate, in accordance with the applicable rules and procedures for the time being of DTC, Euroclear, Clearstream or an Alternative Clearing System, as the case may be, and upon receipt by the Registrar of a duly completed certificate substantially in the form provided for in Schedule 3 hereto or (ii) in the case of any Regulation S Definitive Certificate, upon surrender of such Regulation S Definitive Certificate at the office of the Registrar or at the office of the Transfer Agent, together with a written instrument of transfer and a duly completed certificate substantially in the form provided for in Schedule 3 hereto, together with such evidence as the Registrar or the Transfer Agent, as applicable, may require to prove the title of the transferor. Whenever any Regulation S Definitive Certificates are so surrendered for exchange, the Registrar shall promptly authenticate and deliver (directly or through an agent) the relevant Rule 144A Definitive Certificate or Certificates in an equal aggregate principal amount in such authorised denominations as requested. The Registrar shall adjust its records to show any increase and corresponding decrease in the principal amount of a Rule 144A Global Certificate or a Regulation S Global Certificate as a result of any exchange pursuant to this Clause 3.5.

3.6Exchange of Interests in a Global Certificate for Definitive Certificates:
3.6.1If DTC (or an Alternative Clearing System) notifies the Issuer that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Bonds, or ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 or is at any time no longer eligible to act as such, and the Issuer is unable to locate a qualified successor within 90 days of receiving such notice (or, in the case of an Alternative Clearing System, such system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, the Issuer will cause sufficient Definitive Certificates to be executed and delivered to the Registrar and the Registrar will authenticate (manually or electronically) the same for despatch to individual Bondholders in accordance with the Conditions and Clause 3.6.3. The Regulations as set out in Schedule 1 hereto may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar.
3.6.2Upon one of the events set forth in Clause 3.6.1 occurring, a bondholder having an interest in a Global Certificate will provide the Registrar with (i) a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such Definitive Certificates; and (ii) in the case of a Rule 144A Global Certificate only, a fully completed, signed certification substantially to the effect that the exchanging holder is not transferring its interest at the time of such exchange or, in the case of a simultaneous sale pursuant to Rule 144A under the Securities Act, a certification that the transfer is being made in compliance with the provisions of Rule 144A under the Securities Act to a QIB in accordance with the Regulations.
3.6.3As soon as reasonably practicable following receipt of the executed Certificates referred to in Clause 3.6.1 and the written order referred to in Clause 3.6.2, the Registrar shall arrange for the authentication and delivery to or to the order of the person or persons named in such order of an individual Definitive Certificate registered in the name or names requested by such person or persons and the Registrar shall alter the entries in the Register in respect of the Bonds accordingly. Payment will only be made to the person whose name appears on the Register and in accordance with the Conditions. Following the exchange of the last interest in a Global Certificate for a Definitive Certificate, the Registrar shall cause such Global Certificate to be cancelled and destroyed and confirm the same to the Issuer in writing.
3.6.4For the avoidance of doubt, the Issuer shall bear all costs and expenses associated with the exchange of interests in a Global Certificate for Definitive Certificates.
3.6.5Save as provided in the Regulations and clause 3 of the Trust Deed, Certificates issued in exchange for an interest in a Rule 144A Global Certificate shall bear the Rule 144A Legend.
3.7Transfer or Exchange of Definitive Certificates: Subject to the provisions of this Clause 3, the transfer restriction legends set out in Schedule 1 to the Trust Deed and the Regulations and the Conditions, the holder of Bonds represented by Definitive Certificates may transfer or exchange such Bonds. The Registrar shall register the transfer of Bonds represented by Definitive Certificates, subject to the same restrictions and certifications applicable to a transfer of interests in the Bonds evidenced by a Global Certificate.
3.8Proxies and Authorisations: Subject to the provisions of this Agreement and the Trust Deed, the registered holder of the Bonds represented by a Global Certificate may grant proxies and otherwise authorise any person including participants in DTC and persons that may hold interests through such participants to take any action that a holder is entitled to take under this Agreement or the Bonds.
3.9No Transfer Periods: Notwithstanding anything herein to the contrary, no Bondholder may require the transfer of a Bond during the periods set forth in Condition 3(E).
4.THE TRUSTEE
4.1Agents to act for Trustee: The Agents shall, on notice in writing by the Trustee made at any time after an Event of Default or Potential Event of Default has occurred and is continuing and until notified in writing by the Trustee to the contrary, so far as permitted by Applicable Law:

4.1.1act as agents of the Trustee under the Trust Deed and the Bonds on the terms of this Agreement (with consequential amendments as necessary and except that the Trustee’s liability under this Agreement for the indemnification, remuneration and expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of the Trust Deed) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of the Bonds to the order of the Trustee; and/or
4.1.2deliver all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such notice or subsequently, provided that this Clause 4.1.2 shall not apply to any documents or records which the relevant Agent is obliged not to release by any Applicable Law or regulation to which it is subject.
4.2     At any time after an Event of Default or Potential Event of Default has occurred and is continuing the Trustee may also, by notice to the Issuer require the Issuer to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not the Principal Paying Agent.
1.10Notices of change of the Trustee: The Issuer shall forthwith notify the Principal Paying Agent in writing of any change in the person or persons comprising the Trustee.
5.PAYMENT
5.1Principal Paying Agent’s Duties: Subject to the payments set out in this Clause 5 being duly made in full, the Principal Paying Agent shall act as paying agent of the Issuer (or, in the case where a notice given by the Trustee pursuant to Clause 4.1 shall not have been withdrawn, the Trustee) in respect of the Bonds and shall pay or cause to be paid on behalf of the Issuer (or, in a case aforesaid, the Trustee) on and after each due date for payment of the amounts due to be paid in respect of the Bonds in accordance with the Conditions and this Agreement.
5.2Payment to Principal Paying Agent:
5.2.1The Issuer will, not later than 10.00 a.m. (New York time) on the date on which any payment in respect of the Bonds becomes due, transfer or procure to be transferred in the manner provided for in Clause 5.8 to the Principal Paying Agent or to its order such amount as may be required for the purposes of such payment. The Issuer will confirm to the Principal Paying Agent on the due date for any such payment that irrevocable instructions have been issued by it for such payment to be made to the Principal Paying Agent. Such confirmation shall be by email and shall include the contact details of the bank through which such payment is to be made. In this Clause 5, the date on which a payment in respect of the Bonds becomes due means the first date on which the holder of a Bond could claim the relevant payment by transfer to an account under the Conditions, but disregarding the necessity for it to be a business day in any particular place of presentation.
5.2.2If any payment in respect of the Bonds becomes due on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.
5.3Notification of payment: The Issuer shall procure that no later than each due date for payment of principal, premium (if any) and/or interest, the bank through which such payment is to be made will send to the Principal Paying Agent confirmation that it has received from the Issuer an irrevocable instruction to make the relevant payment (by facsimile transmission or electronic mail).
5.4Condition to payment by Paying Agents: The Principal Paying Agent shall as soon as reasonably practicable notify each of the other Paying Agents, the Trustee and the Issuer if it has not by the due date for any payment due in respect of the Bonds received the full amount so payable on such date.
5.5Payment by Paying Agents: Upon receipt of a notification from the Principal Paying Agent under Clause 5.4, the Paying Agents will cease making payments in accordance with this Clause 5 as soon as is reasonably practicable and will be entitled to claim any amounts paid in accordance with this Agreement and the Conditions from the Principal Paying Agent. If any payment provided for in Clause 5.2 is made late but otherwise in accordance with this Agreement, the Paying Agents will nevertheless make such payments in respect of the Bonds.
If payment of any amount is received by the Principal Paying Agent later than the due date for payment of such amount to the Bondholders, the Principal Paying Agent shall as soon as practicable after receipt thereof give notice to the Trustee, the other Paying Agents and, if requested by the Trustee, the Bondholders in accordance with Condition 17 that such payment has been made.
However, unless and until the full amount of any such payment due has been made to the Principal Paying Agent, none of the Paying Agents will be bound to make such payments under this Clause 5.5.
All payments to be made by the Paying Agents hereunder shall be made without charging any commission or fee to the Bondholders. Nothing herein should be construed as to require any Agent to advance its own funds or incur such risks in the performance of its duties hereunder.
5.6Reimbursement of Paying Agents: Subject to receipt of moneys from the Issuer, the Principal Paying Agent will on demand reimburse each Paying Agent for payments in respect of the Bonds properly made by it in accordance with the Conditions and this Agreement.
5.7Shortfall: If any Paying Agent makes payment in respect of any of the Bonds before it has received or has had made available to its order the amount so paid, the Issuer shall forthwith on demand pay to that Paying Agent, in addition to the amount which should have been paid hereunder, interest on such shortfall calculated on the basis of a 360-day year consisting of 12 months of 30 days for the actual number of days elapsed and at two per cent. per annum above the Trustee’s cost of funds at such time. Nothing contained within this Clause 5.7 shall make any Paying Agent obliged to make payment to Holders until such time as it has received the full amount of funds or been able to identify or confirm receipt of such funds.
5.8Method of payment to Principal Paying Agent: All sums payable to the Principal Paying Agent hereunder will be paid in U.S. dollars and in immediately available or same day funds to such account with such bank as the Principal Paying Agent may from time to time notify the Issuer.
5.9Partial Payments: If on presentation of a Bond only part of the amount payable in respect of it is paid (except as a result of a deduction of tax permitted by the Conditions), the Paying Agent to whom the Bond is presented shall procure that such Bond is enfaced with a memorandum of the amount paid and the date of payment and shall return it to the person who surrendered it. Upon making payment of only part of the amount payable in respect of any Bond, the Registrar shall make a record of the details of such payment in the Register.
5.10Surrender of Certificates to Paying Agents: The Paying Agents shall accept surrender of Certificates from Bondholders as a condition precedent to payment of principal and interest where such surrender is required in accordance with the Conditions. At close of business on the second Business Day before the due date for payment in respect of Bonds, and, if Certificates are surrendered later than that, on any Business Day thereafter on which Certificates are surrendered, each Paying Agent to whom Certificates (other than the Global Certificates) have been surrendered will notify the Registrar and (if such Paying Agent is not the Principal Paying Agent) the Principal Paying Agent of the identifying numbers of Certificates surrendered to it at that time. Each Paying Agent will cancel Certificates surrendered to it and forward the cancelled Certificates to the Principal Paying Agent for destruction.
5.11Information Covenant: The Issuer hereby covenants with each Agent that it will provide, upon written request, that Agent with any information reasonably in its possession and that is required by the Agent to determine whether any payments to be made by it pursuant to this Agreement, the Trust Deed, the Conditions or any other transaction document are withholdable payments as defined in section 1473(1) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise defined in Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretation thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

5.12Mutual Undertaking Regarding Information Reporting and Collection Obligations: Each party to this Agreement shall, within 10 business days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Bonds as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law and shall notify the relevant other party reasonably promptly if it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Clause 5.12 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any Applicable Law, fiduciary duty or duty of confidentiality.
5.13Notice of Possible Withholding: The Issuer shall use commercially reasonable efforts to notify each Agent in writing if it determines that any payment to be made by an Agent under the Bonds is a payment which could be subject to any deduction or withholding for or on account of any Taxes including, without limitation, FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from any deduction or withholding for or on account of any Taxes including, without limitation, FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligation under this Clause 5.13 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer and/or the Bonds. Notwithstanding any other provision of this Agreement, the Issuer shall indemnify the Trustee and each Agent against any liability or loss however incurred in connection with the Issuer’s obligation to withhold or deduct an amount for or on account of Tax including, without limitation, FATCA Withholding (other than any such liability or loss incurred that arises from the fraud, wilful default or gross negligence of Trustee or the Agents).
5.14Issuer Right to Redirect: If the Issuer determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Agents on any Bonds, then the Issuer will be entitled to redirect or reorganise any such payment in any way that it sees fit in order that the payment may be made without such deduction or withholding provided that, any such redirected or reorganised payment is made through a recognised institution of international standing and otherwise made in accordance with this Agreement and the Trust Deed. The Issuer will promptly notify the Agents and the Trustee of any such redirection or reorganisation. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Clause 5.14. To the extent any deduction or withholding is otherwise required by Applicable Law, nothing in this Agreement shall prohibit the Issuer from being able to deduct and withhold any Taxes.
5.15Record Date for Payments: For the avoidance of doubt, the Issuer confirms to the Agents that the record date for any payments of principal, interest and premium (if any) and any other amount due pursuant to the Conditions will be one Clearing System Business Day prior to the due date of such payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January and any day on which banks are required or permitted to be closed in the city of New York.
6.REPAYMENT
If claims in respect of any principal or interest become void or prescribed under the Conditions, the Principal Paying Agent shall (subject to Clause 4.1), as soon as practicable following written request therefor, repay to the Issuer, the amount which would have been due if presentations for payment had been made before such claims became void or prescribed.
7.CONVERSION
7.1Conversion Duties of Conversion Agents
Each Conversion Agent shall (a) on any business day (being a day other than a Saturday or Sunday on which commercial banks are open for business in the city in which the Conversion Agent’s specified office is located) during the Conversion Period at the specified office of the relevant Conversion Agent accept deposit on behalf of the Issuer of (i) any Definitive Certificates in respect of Bonds which the holder thereof desires to convert (and in respect of which Bond a Conversion Notice is deposited with that Conversion Agent prior to the Conversion Date) together with a Conversion Notice (in duplicate) duly completed and signed (where necessary) or (ii) in the case of Bonds represented by a Global Certificate, a Conversion Notice (in duplicate) only (which may, in such case, be delivered by facsimile transmission), together, in each case, with any amount payable by the relevant holder under Condition 6(b)(ii); (b) require each converting Bondholder to pay any amount payable by it under Condition 6(b)(ii); and (c) require the Issuer to pay all stamp, issue, documentary, transfer, registration, excise or other similar Taxes or duties (if any) specified in the Trust Deed or the Bonds to be payable by the Issuer. Once deposited, a Conversion Notice may not be withdrawn without the written consent of the Issuer (with a copy of such consent together with the relevant Conversion Notice sent to the relevant Conversion Agent at the same time).
7.2Global Certificates
Conversion Rights attaching to the Bonds represented by a Global Certificate shall be exercised in the manner set out herein, provided that:
(a)such Global Certificate need not be deposited with the Principal Conversion Agent together with the relevant Conversion Notice;
(b)the Conversion Notice for Bonds represented by a Global Certificate may be completed and deposited by or on behalf of an account holder of DTC or any Alternative Clearing System in which the Bond to be converted is held at such time, which has an interest in such Bonds;
(c)Bonds which have been converted will be cancelled forthwith and the relevant Global Certificate shall be annotated accordingly without cancellation of such Global Certificate; and
(d)the holding of an interest in Bonds by a participant in DTC or any Alternative Clearing System in which the Bonds are held at such time in respect of which the Conversion Rights are exercised will be confirmed by the relevant clearing system with the Principal Conversion Agent.
7.3Certificates Held by Conversion Agents
On deposit of a Certificate and a Conversion Notice (in duplicate) (and payment of any required amount) in accordance with Clause 7, the Certificate and the Conversion Notice so deposited and any relevant sums shall be deemed to be held by the Principal Conversion Agent as the agent of the Issuer. The Principal Conversion Agent shall cancel as soon as practicable following the Conversion Date the Certificates representing the Bonds and (unless the Principal Conversion Agent is also the Principal Paying Agent) despatch such cancelled Certificates as soon as reasonably practicable to or to the order of the Principal Paying Agent or its designated agent for destruction, together with a certificate stating the identifying numbers of the Bonds in respect of which the relevant Certificates have been delivered and the identifying numbers of the relevant Certificates.
7.4Notification by Conversion Agents
7.4.1Following receipt of original Conversion Notices in accordance with this Clause 7.4, the Principal Paying Agent will send by post to the Issuer the original Conversion Notice as soon as reasonably practicable following any such request by the Issuer.
7.4.2As soon as reasonably practicable following receipt of the Conversion Notice by a Conversion Agent other than the Principal Paying Agent and the fulfilment of the conditions in Clause 7.4.1, such Conversion Agent shall:
(a)send by facsimile transmission a copy of such Conversion Notice to the Principal Paying Agent and the Issuer; and

(b)cancel as soon as reasonably practicable following the Conversion Date all Certificates delivered with such Conversion Notice and despatch such cancelled Certificates promptly (together with a certificate stating the certificate numbers of the Bonds so delivered), to or to the order of the Principal Paying Agent or its designated agent, who shall destroy such cancelled Certificates.
7.4.3As soon as reasonably practicable following receipt of the Conversion Notice by the Principal Paying Agent (either as a result of deposit of the original by a converting Bondholder with the Principal Paying Agent in its capacity as Principal Conversion Agent or as a result of receipt of the facsimile of such Conversion Notice pursuant to Clause 7.4.2(a) above) and fulfilment of the conditions in Clause 7.4.1, the Principal Paying Agent in its capacity as Principal Conversion Agent shall:
(a)notify the Issuer in the manner specified in Schedule 5 hereto (an Agent Conversion Notification), of the following (together with a copy of the Conversion Notice(s)):
(i)the total number, the aggregate principal amount and the certificate numbers of all Bonds deposited on the same occasion by the same Bondholder which are to be converted, the number of Shares issuable upon conversion and the name and address of such Bondholder;
(ii)the name and address of the person in whose name the Shares issuable upon conversion are to be registered; and
(iii)the Conversion Date and the Conversion Price in respect of such conversion;
(b)(where the Principal Conversion Agent with which the Certificate is deposited is itself the Principal Paying Agent) cancel as soon as reasonably practicable following upon the Conversion Date all Certificates delivered with such Conversion Notice and procure the destruction of such cancelled Certificates;
(c)despatch as soon as practicable and in any event within three (3) days after the Conversion Date a copy of the Conversion Notice to the Issuer; and
(d)without any further notice or confirmation from the Issuer, and as soon as reasonably practicable following in any event no later than the Conversion Date, notify the Registrar of the name of the relevant Bondholder to remove from the Register and the reduction of the corresponding principal amount of Bonds to be evidenced by the Global Certificates.
7.4.4Where a Conversion Notice is received which requires the Shares (or cash) issuable on conversion of the Bonds to which it relates to be dealt with in different ways for specified principal amounts (which must be US$200,000 or integral multiples of US$1,000 in excess thereof) of Bonds, the Principal Paying Agent receiving the Conversion Notice may, and if requested by the Bondholder depositing the Conversion Notice, shall, treat each specified principal amount of Bonds as if it were subject to its own Conversion Notice (and, for the avoidance of doubt so they are not aggregated for the purpose of calculating the number of Shares or cash issuable on conversion).
7.4.5Any determination as to whether any Conversion Notice has been duly completed and properly delivered shall be made by the Issuer and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Trustee and the relevant Bondholder. A Conversion Notice, once delivered, shall be irrevocable.
7.5Delivery by the Issuer
Upon receipt of the relevant Agent Conversion Notification, the Issuer shall, subject to any applicable limitations then imposed by laws and regulations in effect in the Cayman Islands or Hong Kong,
(a)in the case of conversion into Shares, as soon as practicable and in any event within seven Stock Exchange Business Days after the Conversion Date, the Issuer will, in the case of Bonds converted on exercise of the Conversion Right and in respect of which a duly completed Conversion Notice has been delivered and the relevant Certificate and amounts payable by the relevant Bondholder as required by Conditions 6(B)(i) and 6(B)(ii) have been paid, register the person or persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Shares in the Issuer’s share register and will, if the Bondholder has also requested in the Conversion Notice and to the extent permitted under the applicable rules and procedures of the Central Clearing and Settlement System of Hong Kong (the “CCASS”) effective from time to time, take all necessary action to procure that Shares are delivered through the CCASS for so long as the Shares are listed on the Hong Kong Stock Exchange; or will make such certificate or certificates available for collection at the office of the Issuer’s share registrar in Hong Kong notified to Bondholders in accordance with Condition 17 or, if so requested in the relevant Conversion Notice, will cause its share registrar to mail (at the risk, and, if sent at the request of such person otherwise than by ordinary mail, at the expense, of the person to whom such certificate or certificates are sent) such certificate or certificates to the person and at the place specified in the Conversion Notice, together (in either case) with any other securities, property or cash required to be delivered upon conversion of the Bonds and such assignments and other documents (if any) as may be required by law to effect the transfer thereof, in which case a single share certificate will be issued in respect of all Shares issued on conversion of Bonds subject to the same Conversion Notice and which are to be registered in the same name;
(b)pay not later than five Stock Exchange Business Days after the relevant Conversion Date by transfer to a U.S. dollar account specified in the relevant Conversion Notice, any cash payable pursuant to Condition 6(A)(iii) required to be delivered on conversion; and
(c)pay any applicable Cash Settlement Amount, together with any other amount as provided in the Conditions, by not later than the date falling two Stock Exchange Business Days after the 20 Stock Exchange Business Day period used to determine the Cash Settlement Amount by means of transfer to U.S. dollar account with a bank in New York City specified in the relevant Conversion Notice.
As soon as reasonably practicable following the entry of the converting Bondholder or other person nominated in the Conversion Notice in the record of depositors, the Issuer shall send confirmation to the Registrar (with a copy to the relevant Conversion Agent) (in the form set out in Schedule 6 hereto) of such entry or payment and the Registrar shall remove the name of the relevant Bondholder from the Register or reduce the number of Bonds of which it is registered as owner, as the case may be.
The Agents shall have no responsibilities for the Issuer's failure to effect any delivery in accordance with this Clause 7.4.5.
7.6Issuer to Provide Conversion Notice
As soon as practicable following the amendment of the Conversion Notice from the form set out in Schedule 4 hereto, the Issuer will provide the Conversion Agents with copies of such new form of Conversion Notice. If required by any Bondholder, the Conversion Agents shall make Conversion Notices in the current form available to Bondholders.
7.7Notice of Adjustment
If, while any Conversion Right is or is capable of being or becoming exercisable, there shall be any adjustment to the Conversion Price, the Issuer shall (a) as soon as practicable notify the Trustee and the Agents of particulars of the event giving rise to the adjustment, the Conversion Price before and after the adjustment, the date on which the adjustment takes effect and such other related information as the Trustee may require, and (b) promptly after the adjustment takes effect, give notice to the Bondholders stating that the Conversion Price has been adjusted and setting out the Conversion Price in effect before the adjustment, the adjusted Conversion Price and the effective date of the adjustment. The Trustee and the Agents shall be under no duty or responsibility to determine, monitor or verify whether an event requiring adjustment of the Conversion Price has occurred or any circumstances exist which may require any adjustment of the Conversion Price, or to determine, calculate or verify the Conversion Price and/or any adjustments to it. The Trustee and the Agents shall be entitled to rely without further investigation or liability on all calculations, reports, opinions and determinations reached or made by the Issuer and/or the Independent Investment Bank and will not be responsible or liable to Bondholders, the Issuer or any other person for any loss arising from any such failure or reliance or for any delay of the Issuer or the Independent Investment Bank in making any calculation or determination or for the Issuer or the Independent Investment Bank making any erroneous calculation or determination or (in the case of any Independent Investment Bank) giving any opinion or advice or any erroneous opinion or advice in connection with the Conversion Price or any adjustment thereto. The Trustee and the Agents shall not be responsible for any appointment of an Independent Investment Bank required under the Conditions. The Trustee and the Agents shall not be accountable with respect to the validity or value (or the kind or amount) of any Shares, or of any cash that may at any time be issued or delivered upon the conversion of the Bonds, and the Trustee and the Agents make no representation with respect thereto.
7.8Notification of Closure of Register of Shareholders
The Issuer shall as soon as practicable but in no event later than seven days after becoming aware of the same give notice to the Trustee and the Agents of any dates upon which the Issuer's register of shareholders is to be closed. Such notice shall give particulars of the reason for such closure and the expected date when the register will be re-opened.
7.9Fees and Expenses of Conversion
The Issuer shall pay all Taxes or capital stamp, issue and registration and/or transfer or similar taxes and duties payable in respect of the allotment and issue of Shares and listing of the Shares (other than those taxes and capital, stamp, issue, transfer and registration duties payable by the converting Bondholder as expressly provided in Clause 7 or the Conditions) on the issue of Shares on conversion of Bonds and all charges of the Conversion Agents in connection therewith.
7.10Taxes and Duties
Neither the Trustee nor any Agent shall be liable or responsible to pay any Taxes or duties in any jurisdiction with respect to the Bonds and none of them is under any obligation to determine whether the Issuer or a Bondholder is liable to pay any Taxes and/or capital, stamp, issue and registration and/or transfer or similar taxes and/or duties payable in any jurisdiction or the amounts payable (if any) in connection with Condition 6(b)(ii) and none of them shall be liable for any failure by any Bondholders or the Issuer to make any such payment to the relevant Authorities or the sufficiency of any amounts so paid.
7.11Cash Settlement Option
The parties to this Agreement agree that if a Cash Settlement Amount is payable in connection with Condition 6(b)(v), such Cash Settlement Amount shall be paid directly by the Issuer to the relevant Bondholder.
7.12Bondholders’ Tax Option
The parties to this Agreement agree that neither the Trustee nor the Agents will be required to notify any Bondholder of their rights in connection with Condition 8(F).
8.EARLY REDEMPTION
8.1Notice of Redemption: If the Issuer intends to redeem all or any of the Bonds under Conditions 8(B), 8(C) or 8(J), it shall, at least 10 days before the latest date for the publication of the notice of redemption required to be given to the Bondholders, give prompt notice in writing of its intention to the Principal Paying Agent and the Trustee stating the date on which such Bonds are to be redeemed.
8.2Redemption Notice: The Principal Paying Agent shall on behalf of and at the request and expense of the Issuer, publish the notice in the form provided to it by the Issuer and copied to the Trustee required in connection with such redemption. Such notice shall specify the date fixed for redemption, the Conversion Period and accrued interest payable (if any) and the manner in which redemption will be effected. The Principal Paying Agent shall as soon as practicable notify the other Paying Agents of the contents of such notice.
8.3Redemption at the option of the Bondholder or for Relevant Event: The Issuer will provide and each Paying Agent will keep a stock of the redemption notices in a form similar to that set out in Schedule 7 hereto (“Bondholder Redemption Notice”) and will make them available on demand to Bondholders. The Paying Agent with which a Definitive Certificate and a duly completed and signed Bondholder Redemption Notice is deposited pursuant to Condition 8(D) or 8(E), or in the case of Bonds represented by the Global Certificates, a duly completed and signed Bondholder Redemption Notice only, shall hold such Bond(s) on behalf of the depositing Bondholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Bonds consequent upon the exercise of such option. On that date, subject as provided below, the relevant Paying Agent shall surrender such Certificate to itself and treat it as if surrendered by the holder in accordance with the Conditions and (in the case of a Global Certificate) endorse the Schedule to such Global Certificate with the principal amount of Bonds to be redeemed and the principal amount of Bonds remaining after such redemption, and shall cause the Principal Paying Agent to pay such moneys in accordance with the directions of the Bondholders contained in the Bondholder Redemption Notice. If the Bond (or Bonds) represented by the deposited Certificate or the Global Certificate becomes (or become) immediately due and payable before the due date for its redemption or exercise of the option in Conditions 8(D) or 8(E), the Paying Agent concerned shall mail such Certificate representing such Bond by uninsured post to, and at the risk of, the relevant Bondholder at the address as may have been given by the Bondholder in the Bondholder Redemption Notice or in another notice in writing to such Paying Agent or where no address has been given, to the address shown for the Bondholder on the Register. At the end of the period for exercising the options in Condition 8(D) and 8(E), each Paying Agent shall as soon as reasonably practicable notify the Principal Paying Agent of the principal amount of Bonds in respect of which the Bondholder Redemption Notice have been deposited with it and will forward such the Bondholder Redemption Notice to the Principal Paying Agent. The Principal Paying Agent shall as soon as practicable notify such details and details of the principal amount of Bonds represented by each Definitive Certificate or Global Certificate in respect of which the option in Condition 8(D) and 8(E) has been exercised to the Issuer and the Trustee.
8.4Bondholder’s Tax Option: The Issuer will provide and each Paying Agent will keep a stock of notices (“Bondholders’ Exercise Notice”) in a form similar to that set out in Schedule 8 hereto (as provided to them by the Issuer) and will make them available on demand during normal business hours (being between 9:00 a.m. and 3:00 p.m., Monday to Friday and on which commercial banks are open for business in the city of the specified office of the Paying Agent) to Bondholders. The Paying Agent with which a Certificate is deposited pursuant to Condition 8(F) shall hold such Bond on behalf of the depositing Bondholder (but shall not, save as provided below, release it) until the date fixed for redemption of the Bonds pursuant to Condition 8(B). On that date, subject as provided below, the relevant Paying Agent shall return such Certificate to the depositing Bondholder and, in the case of the Global Certificate, endorse the relevant Schedule to such Certificate appropriately. If the Bond (or Bonds) represented by the deposited Certificate becomes (or become) immediately due and payable before that date, the Paying Agent concerned shall mail such Certificate by uninsured post to, and at the risk of, the relevant holder.
8.5Effect of Notice of Redemption: Once the notice of redemption has been provided by the Issuer or a Bondholder in accordance with Condition 8(B), 8(C), 8(D), 8(E) or 8(J) to the Trustee and/or the Principal Paying Agent and given to Bondholders in accordance with Condition 17, the Bonds called for redemption become due and payable on the redemption date at the redemption price stated in the notice, subject in the case of a redemption pursuant to Condition 8(B) where a Bondholder has exercised the right to elect not to have its Bond(s) redeemed and to any conditions precedent otherwise as provided in Condition 8(F). Upon surrender of any Certificate in respect of such Bond for redemption in accordance with said notice, such Bond shall be paid by the Issuer at the redemption price determined in accordance with the relevant Condition, subject in the case of a redemption pursuant to Condition 8(B) where a Bondholder has exercised the right to elect not to have its Bond(s) redeemed and to any conditions precedent otherwise as provided in Condition 8(F).

If any Bond called for redemption in accordance with Condition 8(B), 8(C), 8(D), 8(E) or 8(J) shall not be paid on the relevant redemption date, the principal and premium (if any) shall, until paid, bear interest from the redemption date at the rate provided for in the Conditions.
9.CANCELLATION, DESTRUCTION AND RECORDS
9.1Cancellation by Agents: All Bonds which are purchased by the Issuer or any of its Subsidiaries or redeemed or converted shall be cancelled as soon as reasonably practicable by the removal, with respect to such Bonds, of the relevant Bondholder’s name from the Register by the Registrar and cancellation of the corresponding Certificates (or appropriate amendment of the applicable Global Certificate if the Bonds are represented thereby) by the Registrar.
9.2Cancellation: If the Issuer or any of its Subsidiaries or any person on behalf of the Issuer or any of its Subsidiaries purchases any Bonds that are to be cancelled in accordance with the Conditions, the Issuer shall forthwith notify the Registrar of the principal amount of those Bonds which have been purchased and shall procure their cancellation (and if in definitive form, send such Certificates to the Registrar).
9.3Certification of Payment Details: The Registrar shall as soon as reasonably practicable and in any event within one month after the date of any such redemption, conversion or purchase as is referred to in Clause 9.1 and Clause 9.2, send to the Issuer, the Trustee and the Principal Paying Agent a certificate stating (1) the aggregate principal amount of Bonds which have been redeemed, converted, purchased (if applicable) and cancelled and the aggregate amount in respect of interest paid on the Bonds (if any) and (2) the certificate numbers of the Certificates representing such Bonds. Such certification may be accepted by the Trustee as conclusive evidence of repayment or discharge pro tanto of the Bonds or (as the case may be) of the issue of replacement Certificates and the Trustee shall not be affected by any notice to the contrary and shall not be liable to any person for relying on such certificate.
9.4Destruction of Cancelled Certificates: Unless otherwise instructed by the Issuer or unless, in the case of a Global Certificate, it is to be returned to its holder in accordance with its terms, the Principal Paying Agent shall destroy the cancelled Certificates in its possession and shall as soon as reasonably practicable and in any event within 45 days of written request therefor send the Trustee, the Registrar and the Issuer a certificate of such destruction which shall include details of the certificate numbers of such Certificates in numerical sequence, the total numbers and the aggregate amount paid in respect of such Certificates and the relevant Bonds.
9.5Records: Subject to receipt of the relevant information, the Principal Paying Agent shall keep a record of the payment, redemption, conversion, replacement, cancellation and destruction of all Bonds. It shall make such record available upon prior written request at all reasonable times between 9:00 a.m. and 3:00 p.m., Monday to Friday (except public holidays) in the city of its specified office to the Issuer, the Trustee and the Registrar.
9.6Identifying Numbers: The Registrar shall notify the Principal Paying Agent of the identifying numbers of the Bonds and the Certificates which are issued and the same shall form the basis of the records to be kept by the Principal Paying Agent.
10.REPLACEMENT OF CERTIFICATES
10.1Stocks of Certificates: From time to time after such time (if ever) as Bonds may be transferred into a name other than that of the holder of a Global Certificate, the Issuer will cause a sufficient quantity of additional blank Certificates (other than such Global Certificate) to be available, upon request, to the Registrar at its specified office for the purpose of delivering replacement Certificates as provided below. The Issuer will promptly notify the Trustee and the Registrar in writing if the authorised officer of the Issuer whose facsimile signature appears on such stocks of replacement Certificates ceases to be so authorised. In such circumstances the Issuer will promptly, properly and validly appoint a replacement authorised officer and upon the request of the Registrar or the Trustee promptly deliver to the Registrar such number of replacement Certificates as it may request, duly signed manually or in facsimile by such replacement authorised officer. Upon receipt of such replacement Certificates, the Registrar or its agent will be deemed to have been authorised by the Issuer to destroy any previous replacement Certificates and will, upon request, notify the Issuer of such destruction.

10.2Replacement: The Registrar will, subject to and in accordance with Condition 14, authenticate (manually or electronically) and deliver or cause to be authenticated and delivered any replacement Certificates which the Issuer may determine to issue or deliver in place of Certificates which have been mutilated, defaced, lost, stolen or destroyed. The Registrar will inform the Issuer upon receiving any request from a Bondholder (directly or, if applicable, through the relevant Agent) for the issue of a replacement Certificate. Subject to clause 3 of the Trust Deed, Certificates issued in exchange for an interest in a Rule 144A Global Certificate shall bear the Rule 144A Legend.
10.3Conditions of Replacement: The Registrar will verify with the relevant Agent, in the case of an allegedly lost, stolen or destroyed Certificate in respect of which the identifying number is known or believed to be known, that the Bond in respect of which such Certificate is issued has not been redeemed or converted or purchased by the Issuer and cancelled and the Registrar shall not deliver or cause to be delivered any replacement Certificate unless and until the applicant therefor shall have:
10.3.1paid such fees and costs (including, inter alia, taxes and duties) as may be incurred in connection therewith;
10.3.2furnished the Registrar (directly or, if applicable, through the relevant Agent) with such evidence (including statutory declarations and other evidence as to the identifying number of the Certificate in question if known), indemnity, security and on such terms as the Issuer, the Trustee or any Agent may otherwise require; and
10.3.3surrendered to the Registrar (directly or, if applicable, through the relevant Agent) any mutilated or defaced Certificate to be replaced.
10.4Cancellation: The Registrar shall cancel any mutilated or defaced Certificates replaced by it pursuant to this Clause 10 and shall furnish the Issuer, the Trustee and the Principal Paying Agent with a certificate stating the identifying numbers of the Certificates so cancelled and, unless otherwise instructed in writing by the Issuer, shall destroy such cancelled Certificates and upon written request by the Issuer or the Trustee, furnish the Issuer, the Trustee and the Principal Paying Agent with a certificate confirming such destruction and containing the information specified in Clause 9.4.
10.5Notification: The Registrar shall, as soon as reasonably practicable after delivering any replacement Certificate, inform the Issuer and each of the other Agents, of the identifying number of such replacement Certificate and (if known) of the identifying number of the Certificate and the relevant Bonds in place of which such replacement Certificate has been delivered.
10.6Records: The Registrar shall keep a full and complete record of all replacement Certificates delivered and shall make such record available upon prior written request at all reasonable times between 9:00 a.m. and 3:00 p.m., Monday to Friday (except public holidays) in the city of its specified office to the Issuer, the Trustee and the Principal Paying Agent.
10.7Surrender after Replacement: Whenever any Certificates alleged to have been lost, stolen or destroyed, in replacement for which a new Certificate has been issued, shall be surrendered or delivered to an Agent prior to payment, conversion or for redemption or purchase the Agent shall as soon as practicable send notice thereof to the Issuer, the Registrar and the Principal Paying Agent.
11.DUTIES OF THE TRANSFER AGENT IN RESPECT OF TRANSFERS
11.1If and to the extent specified by the Conditions and in accordance therewith and the terms of this Agreement or if otherwise requested in writing by the Issuer, the Transfer Agent will:
11.1.1receive requests for the transfer of Bonds, inform the Registrar, forward the deposited Certificate(s) to the Registrar and assist in the issue of a new Certificate in accordance with the Regulations and in particular forthwith notify the Registrar of (1) the name and address of the holder of the Bond, (2) the identifying number of the relevant Certificate and the relevant Bonds, (3) (where not all Bonds in respect of which a Certificate was issued are to be transferred) the number of Bonds transferred and their identifying numbers and (4) the name, address and account for payments (if any) of the transferee to be entered on the Register;
11.1.2keep the Registrar informed of all transfers; and
11.1.3carry out such other acts as may be necessary to give effect to the Conditions and the other provisions of this Agreement.
12.DUTIES OF THE REGISTRAR
12.1The Register: The Registrar shall maintain the Register in accordance with the Conditions and the Regulations. The Register shall show the amount of the Bonds and the date of issue and all subsequent transfers and changes of ownership in respect thereof and the names and addresses of the holders of the Bonds, to the extent that such information is provided to the Registrar. The Registrar shall during normal business hours (being between 9:00 a.m. and 3:00 p.m. Monday to Friday (except public holidays)) in the city of its specified office (having been given reasonable written notice) make the Register available to the Issuer, the Trustee, the other Agents or any person authorised by any of them and for the taking of copies thereof or extracts therefrom and the Registrar shall deliver to such persons all such lists of holders of Bonds, their addresses, registered accounts, holdings and other details as they may request. The Register will include a record of the identifying number allocated to each Bond and the identifying number allocated to each Certificate which is issued. Each Certificate will carry the identifying number of the Bond or Bonds in respect of which it is issued, as well as its own identifying number. The Registrar will maintain proper records in relation to the title to any of the Bonds including all forms of transfer, probates, letters of administration and powers of attorney. The Regulations shall apply in relation to the maintenance of the Register and the transfer of Bonds. The Registrar will enter in the Register the details of all redemptions, conversion, purchase and cancellation of Bonds notified to it by any Agent in accordance with this Agreement and the Registrar will comply with the proper requests of the Issuer and the Trustee with respect to the maintenance of the Register and will provide to the Issuer and the Trustee and other Agents such information with respect thereto as may be reasonably requested in writing by the Issuer or may be required by the Trustee or the other Agents for the proper performance of their respective duties.
12.2Transfers: The Registrar will receive requests for the transfer of Bonds and will also receive Certificates deposited with the Agents for transfer, effect the necessary entries, authenticate and issue new Certificates in accordance with the Regulations and deliver the new Certificate(s) to the relevant Agent.
12.3Location of the Register: The Registrar shall provide to the Issuer and the Trustee notice of any change in the place where the Register is kept or of any discontinuance of the Register within seven Business Days of such change or discontinuance.
12.4Replacement: The Registrar also has duties in connection with the replacement of Certificates, as set out in Clause 10.
12.5Residency and tax status: The Registrar is under no obligation to enquire as to the residency or status of a holder of Bonds or a potential holder of Bonds.
13.INFORMATION AND REGULATIONS CONCERNING THE BONDS
13.1Provision of information: The Agents will give to the Trustee and the other Agents such further information with regard to their activities hereunder as may be required by them for the proper carrying out of their respective duties.
13.2Regulations: The Issuer may, subject to the Conditions, from time to time, promulgate Regulations concerning the carrying out of transfers and the forms and evidence to be provided. The Issuer and the Registrar may each, with the prior approval of the Registrar in the case of any regulations proposed by the Issuer, and with the prior approval of the Issuer in the case of any regulations proposed by the Registrar (unless such regulations proposed by the Registrar are required by any Applicable Law or Authority, in which case, only notice to, and not prior approval of, the Issuer is required), promulgate any other regulations that they may deem necessary for the registration and transfer of the Bonds. All such transfers will be made subject to the Regulations. The initial Regulations are set out in Schedule 1 hereto. A copy of the current Regulations will be mailed (at the cost of the Issuer and free of charge to the Bondholder) by the Registrar to any Bondholder who requests one, in accordance with the Conditions. Neither the Trustee nor the Registrar or the Transfer Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Bonds other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement.
14.DOCUMENTS AND CERTIFICATES FOR THE REGISTRAR
14.1Supply of Certificates: From time to time after such time (if ever) as Bonds may be transferred into a name other than that of the holder of a Global Certificate, the Issuer will promptly deliver to the Registrar and the Transfer Agent for the performance of their duties hereunder:
14.1.1a supply of blank Definitive Certificates sufficient to meet the Registrar’s and the Transfer Agent’s anticipated requirements for Certificates upon effecting the transfers required by the holder of such Global Certificate; and
14.1.2from time to time, so long as any Bond is outstanding, sufficient additional blank Definitive Certificates (with or without the Rule 144A Legend, as the case may be) as may be required for the performance of the Registrar’s and the Transfer Agent’s duties.
14.2Safekeeping of Certificates: The Registrar and the Transfer Agent shall maintain in safe custody all Certificates and blank Certificates delivered to and held by them and shall ensure that Certificates are issued only in accordance with the Conditions (including the provisions of the Global Certificates) and the provisions of this Agreement.
14.3Information: As soon as reasonably practicable following any request therefor by the Issuer or any Agent, so long as any of the Bonds are outstanding, the Registrar and the Transfer Agent shall certify to the Issuer and the relevant Agent the number of blank Certificates held by it hereunder.
14.4Other Documents and Forms: The Issuer shall send to the Paying Agents:
14.4.1sufficient copies of all documents required by the Conditions or the offering memorandum dated March 2, 2023 relating to the Bonds or any Stock Exchange on which the Bonds are listed from time to time to be available for issue or inspection (and the Paying Agents shall make them so available to Bondholders); and
14.4.2as required, forms of voting certificates and block voting instructions, together with instructions as to how to complete, deal with and record the issue of such forms (and the Paying Agents shall make such documents available to Bondholders and perform their other functions as set out in Schedule 4 of the Trust Deed).
15.REMUNERATION
15.1Fees: The Issuer shall pay to the Principal Paying Agent such fees in respect of the services of the Agents under this Agreement as shall be agreed between the Issuer and the Principal Paying Agent in writing. The Issuer shall not be concerned with the apportionment of payment among the Agents.
15.1.1The Issuer shall also pay to the Principal Paying Agent an amount equal to any value added tax which may be payable in respect of the fees set out in sub-Clause 15.1 above together with all expenses properly incurred by the Agents in connection with their services under this Agreement.
15.1.2The Principal Paying Agent shall arrange for payment of the fees due to the other Agents and arrange for the reimbursement of their expenses promptly after receipt of the relevant moneys from the Issuer.

15.1.3At the request of the Principal Paying Agent, the parties to this Agreement may from time to time during the continuance of this Agreement review the fees agreed initially pursuant to sub-Clause 15.1 with a view to determining whether the parties can mutually agree upon any changes to the fees.
15.1.4Costs: The Issuer shall also pay on demand all out-of-pocket costs and expenses (without limitation, communication, postage and insurance (in respect of postage, delivery and courier services) expenses, any amounts incurred in relation to the appointment or engagement of any attorney, contractor, officer, agent or delegate of any Agent, the fees and expenses of legal, financial, accounting and other advisers to the extent that they are not recoverable) properly incurred by the Agents in connection with their services under this Agreement together with any applicable value added tax, sales, stamp, issue, registration, documentary or other Taxes or duties.
15.1.5Withholding Tax: All payments to the Agents or any other indemnified party (as defined in Clause 18.1) shall be made free and clear of, and without withholding for or deduction of, any Taxes, unless such withholding or deduction is required by law. If any such withholding or deduction in respect of any such payment is required by law, the Issuer shall pay, or cause to be paid, such additional amounts as may be necessary in order that the net amounts received by the relevant Agent or indemnified party after such withholding or deduction shall equal the amounts which would have been receivable by it had no such withholding or deduction been required.
15.1.6Stamp duties: The Issuer will pay or reimburse all stamp, issue, registration, documentary, transfer and other similar Taxes, fees, duties, assessments or government charges (including any interest and penalties thereon or in connection therewith), if any, which may be payable in any jurisdiction in connection with the execution, delivery, performance and enforcement by the Agents (or any of them) of this Agreement. No Agent (a) shall be under any obligation to determine whether the Issuer is liable to pay such stamp, issue, registration, documentary, transfer and other similar Taxes, fees, duties, assessments or government charges; (b) shall be liable itself to pay any such stamp, issue, registration, documentary, transfer and other similar Taxes, fees, duties, assessments or government charges; (c) shall be concerned with, or obligated or required to enquire into, the sufficiency of any amount paid by the Issuer or any Bondholder for this purpose; and (d) shall be liable for any losses as a result of any non-payment of the same by the Issuer.
15.1.7Obligations to survive: Any outstanding obligations of the Issuer to the Agents under this Clause 15 shall survive the termination of the Agreement and the Conditions and the resignation or removal of any of the Agents.
16.FUNDS HELD BY THE PRINCIPAL PAYING AGENT
16.1.1Repayment: Any sums paid by, or by arrangement with, the Issuer to the Principal Paying Agent pursuant to the terms of this Agreement shall not be required to be repaid to the Issuer unless and until the Bonds in respect of which such sums were paid shall have been purchased, converted or redeemed and cancelled or claims in respect of such sums shall have become prescribed under Condition 19, but in any of these events the Principal Paying Agent shall (provided that all other amounts due under this Agreement shall have been duly paid), save as mentioned below, forthwith repay to the Issuer (without interest) upon its written request sums equivalent to the amounts which would otherwise have been payable on the relevant Bonds together with any fees previously paid (except for any commissions, fees and expenses paid by the Issuer pursuant to Clause 15) to the Principal Paying Agent in respect of such Bonds.
16.1Use of moneys: Without prejudice to any of the other provisions of this Agreement, each of the Agents shall be entitled to deal with moneys paid to it by or by arrangement with the Issuer for the purposes of this Agreement in the same manner as other moneys paid to a banker by its customers and shall not be liable to account to the Issuer for any interest thereon. No Agent shall exercise any right of set-off or lien or similar claim over moneys paid to it or by it under this Agreement. Moneys held by the Agents need not be segregated, except as required by law. Any money held by the Principal Agent will not be subject to rules relating to client money of any relevant regulatory authorities.

17.NOTICES
17.1Publication: On behalf of and at the request and expense of the Issuer, the Principal Paying Agent shall arrange for the publication of all notices to Bondholders in the form provided to it by the Issuer. Notices to Bondholders shall be published in accordance with the Conditions. The final form of each notice for publication shall be delivered to the Principal Paying Agent no later than five Business Days prior to the latest date for publication.
17.2Copies to the Trustee: The Issuer shall promptly send to the Trustee one copy of the form of every notice to be given to Bondholders prior to publication and of every such notice once published.
18.INDEMNITY
18.1The Issuer hereby unconditionally and irrevocably covenants and undertakes on demand to indemnify and hold harmless each of the Agents, its directors, officers, employees and agents (each an “indemnified party”) in full at all times against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, expenses, disbursements, and other liabilities whatsoever (the “Losses”), including without limitation the costs and expenses of legal advisors and other experts, which may be suffered or brought against or incurred by such indemnified party as a result or in connection with (a) their appointment or involvement hereunder or the exercise of any of their powers, discretions, functions or duties hereunder or the taking of any acts in accordance with or in connection with the terms of this Agreement and/or the Conditions or its usual practice in connection therewith; or (b) any instruction, certificate, notice, communication, document or direction upon which the Agent may rely under this Agreement, as well as the costs and expenses properly incurred by an indemnified party of defending itself against or investigating or disputing any claim or liability with respect of the foregoing, provided that this indemnity shall not apply in respect of an indemnified party to the extent that a court of competent jurisdiction determines that any such Losses incurred or suffered by or brought against such indemnified party arises from the fraud, wilful default or gross negligence of such indemnified party. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 18.1.
18.2The indemnities in this Clause 18 shall survive the termination or expiry of the terms of this Agreement and the Conditions and the resignation or removal of any of the Agents.
18.3The Issuer hereby further undertakes to the indemnified parties that all moneys payable by the Issuer to the Agents under this Clause 18 shall be made without set-off, counterclaim, deduction or withholding unless compelled by law in which event the Issuer shall pay such additional amounts as will result in the receipt by the relevant Agent of the amounts which would otherwise have been payable by the Issuer under this Clause 18 in the absence of any such set-off, counterclaim, deduction or withholding.
18.4The above indemnities shall constitute obligations of the Issuer separate and independent from its obligations under the other provisions of this Agreement and shall apply irrespective of any indulgence granted by the indemnified parties from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer for a liquidated sum or sums in respect of amounts due under this Agreement (other than this Clause 18). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the relevant indemnified party and no proof or evidence of any actual loss shall be required by the Issuer or their respective liquidator or liquidators.
19.GENERAL
19.1No agency or trust: In acting under this Agreement, the Agents shall act solely as agents of the Issuer (or, where a notice given by the Trustee pursuant to Clause 4.1 shall not have been withdrawn, the Trustee) and shall have no obligation towards or relationship of agency or trust with any Bondholder and need only perform the duties set out specifically in this Agreement and the Conditions. For the avoidance of doubt, none of the Agents shall have any duty or responsibility in the case of default by the Issuer in the performance of its obligations under this Agreement and the Conditions.

19.2No implicit duties: The Agents shall be obliged to perform such duties, and only such duties, as are herein and in the Conditions specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Conditions against any of them. No Agent shall be under any obligation to take any action hereunder which in its opinion may involve it in any expense or liability or would or may be contrary to applicable law or regulation.
19.3Voting: Each of the Agents shall perform the functions described as being performed by it in Schedule 4 to the Trust Deed and shall keep a full and complete record of forms of proxy issued by it.
19.4Holder to be treated as owner: Except as ordered by a court of competent jurisdiction or as otherwise required by law, each Agent will (whether or not the relevant Bond is overdue and regardless of any notice of ownership, trust or any interest, or writing on, or the loss or theft of, the Certificate issued in respect of it) treat the holder of a Bond as its absolute owner as provided in the Conditions and will not be liable for doing so.
19.5No lien: No Agent shall exercise any lien, right of set-off or similar claim against any Bondholder in respect of moneys payable by it under this Agreement.
19.6Reliance on documents etc.: No Agent shall be liable in respect of anything done or suffered by it in reliance on a Bond or other document believed by it to be genuine and to have been signed by the proper person or persons or otherwise given or disseminated by these persons.
19.7Other relationships: Any Agent and any other person, whether or not acting for itself, may acquire, hold or dispose of any Bond or other security (or any interest therein) of the Issuer or any other person, may enter into or be interested in any contract or financial or other transaction with any such person and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities of any such person in each case with the same rights as it would have had if that Agent were not an Agent and need not account to Bondholders or any other person for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith, subject in all cases to any conflict of interests, applicable laws or regulations.
19.8Liability: The Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or the Trustee, or any certificate, letter of confirmation or other paper or document issued by DTC, Euroclear and/or Clearstream to the effect that at any particular time or during any particular period any particular person was, is or will be shown in its records as a holder of a particular Bond, or any Bond, Certificate, form of transfer, Conversion Notice, resolution, direction, consent certificate, affidavit, statement, facsimile transmission or other paper or document believed by it to be genuine and to have been delivered, signed or sent by the proper person or persons.
19.9Merger: Any corporation into which any Agent may be merged or converted or any corporation with which any Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which any Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation shall be given as soon as practicable to the Issuer, the Trustee and the Bondholders. Such successor Agent shall have the same rights and obligations as would have been the case had it entered into an agreement mutatis mutandis of this Agreement.
19.10Force Majeure: Notwithstanding anything to the contrary in this Agreement, the Trust Deed, the Bonds or any other related document, no Agent shall in any event be liable for any failure or delay in the performance of its obligations or the exercise of its rights, powers, discretions hereunder or thereunder if it is prevented from so performing its obligations or exercising its rights, powers and/or discretions by any circumstances beyond its control, or resulting from the general risks of investment in any jurisdiction, including, without limitation, any existing or future law or regulation, any existing or future act of a supranational or regulatory body or governmental authority, regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations, market conditions affecting the execution or settlement of transactions or the value of assets, breakdown, failure or malfunction of any third party transport, telecommunication, computer services or systems, nationalisation, expropriation, other governmental action, natural disasters, Acts of God, epidemic, pandemic, flood, fire, war whether declared or undeclared, terrorism, insurrection, revolution, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, interruption of communications or computer facilities, computer failure or failure of any SWIFT or money transmission system or any other reason which is beyond the control of such Agent. The provisions of this Clause 19.10 shall survive the termination or expiry of this Agreement and/or the Bonds no longer being outstanding and/or the resignation or removal of any Agent.
19.11No Liability for Interest: No Agent shall be under any liability for interest on any moneys at any time received by it pursuant to any of the provisions of this Agreement or of the Bonds and applied by it in accordance with the provisions hereof or at the direction of the Trustee (where it is acting as the agent of the Trustee), except as otherwise provided hereunder or agreed in writing.
19.12Delegations: Each Agent may, at the cost of the Issuer execute any of its powers and perform any of its duties hereunder or in relation to the Bonds directly or through agents, delegates, attorneys, counsel, accountants or other skilled persons to be selected and retained by it (each such person, a Delegate). Provided that an Agent shall have exercised due care in selecting any such Delegate, such Agent shall not be responsible or liable for any loss, liability, cost, claim, action, demand or expense whatsoever incurred by reason of the acts, omissions, misconduct, negligence, fraud, default or otherwise of any Delegate or any substitute of any Delegate and shall not be responsible for monitoring or supervising any such Delegate.
1.11Anti-Money Laundering and Terrorism: Each Agent may, at the expense of the Issuer, take and instruct any agent or delegate to take any action which it in its sole discretion considers appropriate so as to comply with any Applicable Law, regulation, request of a public or regulatory authority or any policy of the Agent (together with its affiliates and subsidiaries) which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Such action may include but is not limited to the interception and investigation of transactions on the depositor’s accounts (particularly those involving the international transfer of funds) including the source of the intended recipient of fund paid into or out of the depositor’s accounts. In certain circumstances, such action may delay or prevent the processing of the depositor’s instructions, the settlement of transactions over the depositor’s accounts or such Agent’s performance of its obligations under this Agreement. Neither the Agents nor any Delegate will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by the Agents or any Delegate pursuant to this Clause 19.13.
19.13Instruction in writing: Notwithstanding anything to the contrary contained in this Agreement, no Agent shall be obliged to act or omit to act in accordance with any instruction, direction or request delivered to it by the Issuer unless such instruction, direction or request is delivered to such Agent in writing. Each Agent may, in connection with its services hereunder, rely upon the terms of any notice, communication or other document believed by it to be genuine.
19.14Not Liable for Actions: Notwithstanding anything to the contrary in this Agreement or the Conditions, no Agent shall be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that such Agent’s fraud, gross negligence or wilful default was the cause of any loss to the Issuer. For the avoidance of doubt, the failure of an Agent to enforce payment of interest and principal on the Issuer or to inform any other Agent or any clearing system of a failure on the part of the Issuer to meet any such claim or to make a payment by the stipulated date, shall not be deemed to constitute fraud, gross negligence or wilful default on the part of such Agent.
19.15Email: If any Agent receives information or instructions delivered by facsimile, electronic mail, other electronic method or other unsecured method of communication from an Authorised Person (as defined below), such Agent shall have (i) no duty or obligation to verify or confirm that the person who sent such instructions is in fact a person authorised to give instructions or directions on behalf of the Issuer and (ii) no liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance on or compliance with such information or instructions.
19.16Information to Agents: The Issuer shall give or procure to be given to each Agent such information, report, opinion, certificate and evidence as it may request as necessary to facilitate the proper performance of its obligations under this Agreement and the Bonds promptly upon request, and each Agent may rely conclusively on any such information, report, opinion, certificate and evidence and shall not be liable for acting or refraining from acting in reliance on the same, provided, however, that the Issuer shall not be required to give or procure to be given any such information, report, opinion, certificate and evidence to the extent that: (i) any such information, report, opinion, certificate and evidence is not available to the Issuer and cannot be obtained by the Issuer using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of the Issuer constitute a breach of any Applicable Law, fiduciary duty or duty of confidentiality.
19.17Conflicts of interest: The Issuer hereby irrevocably waives, in favour of the Agents, any conflict of interest which may arise by virtue of each Agent acting in various capacities under this Agreement or for other customers of such Agent. The Issuer acknowledges that the Agents and their respective affiliates may have interests in, or may be providing or may in the future provide financial or other services to, other parties with interests which the Issuer may regard as conflicting with its interests and may possess information (whether or not material to the Issuer), other than as a result of the Agents acting hereunder, that such Agent may not be entitled to share with the Issuer. None of the Agents will use (without the Issuer’s prior written consent) confidential information obtained from the Issuer with any of the Agents’ other customers nor will any Agent use confidential information with the Issuer which such Agent has obtained from any of its other customers. Without prejudice to the foregoing, the Issuer agrees that the Agents and their respective affiliates may deal in (whether for their own or their respective customers’ accounts) or advise on securities of any party and that such dealing or advising will not constitute a conflict of interest for the purposes of this Agreement.
19.18Illegality: Nothing contained in this Agreement shall require any Agent to do anything which in its opinion is or may be illegal or contrary to applicable law or regulation.
19.19Special Damages and Consequential Loss: Notwithstanding any other term or provision of this Agreement to the contrary, no Agent shall be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of profits, goodwill, reputation or opportunity, whether or not foreseeable, even if such Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of obligation or otherwise. The provisions of this Clause 19.20 shall survive the resignation or removal of any Agent and the termination or expiry of this Agreement.
19.20Monitoring: No Agent shall be under any obligation to monitor or supervise the functions of or performance by any other person under this Agreement, the Trust Deed or any other agreement or document relating to the transactions herein or therein contemplated or take any steps to ascertain whether any event under this Agreement and the Conditions has occurred; and each Agent shall be entitled, in the absence of express written notice of a breach of obligation, to assume that each such person is properly performing and complying with its obligations.
19.21Information Sharing: Each Agent will treat information relating to the Issuer as confidential, but (unless consent is prohibited by law) the Issuer consents to the transfer and disclosure by any Agent of any information relating to or provided by the Issuer to any organisation and any agents and third parties selected by an Agent (including service providers) with due care, wherever situated, on the basis that such information is strictly for confidential use (including in connection with the provision of any service and for data processing, statistical and risk analysis purposes and for compliance with Applicable Law) and provided such third parties also agree to keep all information confidential and solely utilize it in connection with each Agent’s appointment or the performance of its duties or compliance purposes. The Agents, together with their affiliates and subsidiaries may also transfer and disclose any such information as required by any Applicable Law or Authority, court regulator or legal process provided that the Agents shall give the Issuer written notice of such requests from the

Authority, court or regulatory as soon as reasonably practicable (unless such notice is prohibited by law). In each case, the information permitted to be transferred, disclosed and used includes any information regarding third parties provided to the Agents by the Issuer. The Issuer will use best endeavours to provide any necessary information to, and use reasonable endeavours to obtain any consents (to the extent required by Applicable Law or for other compliance purposes) from, such third parties to allow such transfer, disclosure and use.
19.22Agent Right to Withhold: Notwithstanding anything contained in this Agreement to the contrary, to the extent required by any Applicable Law, if any Agent is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if any Agent is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Agreement (other than in connection with its remuneration as provided for herein) or deposits from time to time representing the same, including any income or gains arising therefrom or any action of such Agent in connection with this Agreement (other than the remuneration herein specified) or otherwise, then such Agent shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to Tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to Tax from the funds held by such Agent as contemplated in this Agreement, and no Agent shall liable to gross-up such payments. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Clause 19.23.
19.23No Obligation: No Agent shall be under any obligation to take any action under this Agreement that it expects will result in any expense to or liability of such Agent, the payment of which is not, in its opinion, assured to it. Notwithstanding any other provision of this Agreement, no Agent shall be obliged to expend its own funds in relation to its duties under this Agreement. The Agents shall not be under any obligation to take any action or refrain from doing anything under this Agreement which may cause them to expend or risk their own funds.
19.24List of Authorised Persons: The Issuer shall provide the Trustee and the Principal Paying Agent for itself and for delivery to each other Agent with a copy of the certified list of persons authorised to take action on its behalf in connection with this Agreement, the Trust Deed and the Bonds (including specimen signatures of each such person) (each, an “Authorised Person”) and shall notify the Trustee, the Principal Paying Agent and each other Agent forthwith in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised (and shall provide a specimen signature of each such additional person so authorised). Unless and until notified of any such change, the Trustee and each Agent may rely on the certificate most recently delivered to it and all instructions given in accordance with such certificate shall be binding on the Issuer. The Agents may act in conclusive reliance upon any instrument or signature believed by them to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.
19.25Expert Advice: Each Agent may in relation to the performance of its duties and/or obligations under this Agreement or in relation to the Bonds engage and consult, at the expense of the Issuer, with any accounting adviser, financial adviser and/or other professional adviser selected by it and rely upon any advice, information, report, opinion, certificate or evidence so obtained and each Agent and each of its directors, officers, employees and duly appointed agents shall be protected and shall not be liable to any of the Bondholders, the Issuer or any other person in respect of any action taken or not taken, or omitted to be done or suffered to be taken, in accordance with such advice, information, report, opinion, certificate or evidence, provided that such person has been selected with due care.
19.26Investments: No Agent shall be permitted or required to make investments of any moneys at any time received by it pursuant to any of the provisions of this Agreement or of the Bonds.
19.27Validity of Agreement: None of the Agents shall be responsible for the validity and enforceability of this Agreement or the validity, enforceability and legality of the Bonds or the interest on the Bonds or any security in respect thereof or for any act done or omitted in connection herewith.
19.28Certificates: Each Agent may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate of the Issuer or, as the case may be, the Trustee, signed by a director or two authorised signatories of the Issuer, or for or on behalf of the Trustee, as applicable, in either case as to any fact or matter upon which such Agent may, in the performance of any of its obligations, require to be satisfied or to have information, and such Agent need not call for further evidence and will not be responsible or be liable to any person for any loss that may be occasioned by acting or refraining from acting in reliance on any such certificate. The Agents shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to them hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof.
19.29No Inquiry; Illegality: Notwithstanding anything else herein contained, each Agent may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to Hong Kong, the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation. Notwithstanding any other provision of this Agreement, each Agent shall be entitled to take any action or to refuse to take any action which such Agent regards as necessary for it to comply with any Applicable Law or any directive, court order, arbitral award or fiscal requirement of any governmental agency or state or jurisdiction, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system on which the Bonds are listed or through which the Bonds are held and/or cleared. No Agent shall be under any duty to monitor compliance by any party or to take any steps to ascertain whether any relevant event under the documentation has occurred.
19.30.1If any Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are unclear, equivocal or conflicting or which, in its opinion, conflict with any of the provisions of this Agreement, the Trust Deed and/or the Conditions, it shall be entitled to refrain from taking any action until the relevant parties giving such instructions, claims or demands have provided clear, unequivocal instructions or resolved the conflict to the satisfaction of such Agent or, failing which, it is directed in writing by a final order or judgment of a court of competent jurisdiction.
19.30.2In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States, the Trustee and the Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and the Agents. Accordingly, each of the parties agrees to provide to the Trustee and the Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and the Agents to comply with the applicable law (including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States) unless:
(a)any identifying information and document is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or
(b)doing so would or might in the reasonable opinion of such party constitute a breach of any Applicable Law, fiduciary duty or duty of confidentiality, provided that, if any identifying information or document requested by the Trustee and/or the Agents pursuant to this Clause 19.30.2 is not provided on the basis of paragraphs (a) and/or (b) above, the Trustee and Agents may refuse to take any action or refrain from doing anything under this Agreement until such identifying information or document is provided.

20.CHANGES IN AGENTS
20.1Appointment and Termination: The Issuer may at any time, with the prior written approval of the Trustee, appoint additional Paying Agents or Transfer Agents and/or terminate the appointment of any Agent by giving to the Principal Paying Agent and the Agent concerned at least 60 days’ notice to that effect, which notice shall expire at least 30 days before or after any due date for payment of any Bonds. Upon any letter of appointment being executed by or on behalf of the Issuer and any person appointed as an Agent, such person shall become a party to this Agreement as if originally named in it and shall act as such Agent.
20.2Resignation: Any Agent may, without giving any reason therefor and without being responsible for any costs or liabilities occasioned by such resignation, resign its appointment at any time by giving the Issuer and (if not itself the Principal Paying Agent) the Principal Paying Agent at least 60 days’ notice to that effect, which notice shall expire at least 30 days before or after any due date for payment of any Bonds.
20.3Condition to Resignation or Termination: No resignation or (subject to Clause 20.5) termination of the appointment of the Principal Paying Agent shall take effect until a new Principal Paying Agent (which shall be a bank or trust company) has been appointed and no resignation or termination of the appointment of a Paying Agent shall take effect if there would not then be Paying Agents as required by the Conditions. The Issuer hereby covenants that if any Agent gives notice under Clause 20.2 it shall use its best endeavours to procure a new Agent to be appointed and if the Issuer fails to appoint a new Agent within 30 days following the date of notice of resignation by such Agent or termination (as the case may be) of the appointment of such Agent pursuant to Clause 20.1 or Clause 20.2 then such Agent may, on behalf of and at the cost of the Issuer, appoint its own replacement.
20.4Change of Office: If an Agent changes the address of its specified office, it shall give the Issuer, the Trustee and (if it is not the Principal Paying Agent) the Principal Paying Agent at least 30 days’ notice of the change, giving the new address and the date on which the change takes effect.
20.5Automatic Termination: The appointment of the Principal Paying Agent shall forthwith terminate if the Principal Paying Agent becomes incapable of acting, is adjudged bankrupt or insolvent, files a voluntary petition in bankruptcy, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver, administrator or other similar official of all or a substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of the Principal Paying Agent, a receiver, administrator or other similar official of the Principal Paying Agent or all or a substantial part of its property is appointed, a court order is entered approving a petition filed by or against it under applicable bankruptcy or insolvency law or a public officer takes charge or control of the Principal Paying Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation.
20.6Delivery of records: If the Principal Paying Agent resigns or its appointment is terminated, it shall on the date the resignation or termination takes effect pay to the successor Principal Paying Agent any amount held by it for payment of the Bonds and deliver to the new Principal Paying Agent, at the cost of the Issuer, the records kept by it and all Bonds held by it pursuant to this Agreement.
20.7Delivery of Records by Registrar on Termination: If the appointment of the Registrar is terminated or the Registrar resigns its appointment hereunder, the Registrar shall, on the date on which such termination or resignation takes effect, deliver to the successor Registrar, at the cost of the Issuer, the Register, all Certificates and blank Certificates held by it and all other records concerning the Bonds maintained by it.
20.8Notices: The Principal Paying Agent shall give Bondholders and the Trustee at least 30 days’ notice of any proposed resignation or change under Clause 20.2 of which it is aware, and, as soon as practicable, notice of any succession under Clause 19.9 of which it is aware. The Issuer shall give Bondholders and the Trustee, as soon as practicable, notice of any appointment or termination under Clause 20.1 or termination under Clause 20.5 of which it is aware.

21.COMMUNICATIONS
21.1Notices: Any communication relating to this Agreement shall be in writing and sent by letter, electronic mail or fax:
in the case of the Issuer, to it at:
Wynn Macau, Limited
Avenida da Nave Desportiva
Cotai
Macau SAR
Attention: Mr. Jason Schall
Fax Number:
in the case of the Trustee, to it at:
DB Trustees (Hong Kong) Limited
Level 60, International Commerce Centre
1 Austin Road West, Kowloon
Hong Kong

Fax no.:
Email:

Attention: The Directors

in the case of the Registrar, Principal Paying Agent, the Principal Conversion Agent and the Transfer Agent, to it at:
Deutsche Bank Trust Company Americas
Trust and Agency Services
1 Columbus Circle, 17th Floor
Mail Stop: NYC01-1710
New York, NY 10019
USA

Fax no.:

Attention: Wynn Macau, Limited, Deal ID: ###

or any other address of which written notice has been given to the parties in accordance with this Clause 21.1. Such communications will take effect, in the case of a letter, when delivered or, in the case of fax, when despatched (provided that a transmission report showing it has been sent has been produced); provided that any communication which is received (or deemed to take effect in accordance with the foregoing) after 5:00 p.m. on a business day or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Communications not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication. Any communication delivered to any party under this Agreement which is to be sent by fax will be written legal evidence.
Without prejudice to Clause 19.14, each Agent may conclusively rely on and shall be fully authorised and protected in and shall have no liability for acting or omitting to act upon or in reliance on written or facsimile communications from the Issuer with respect to any matter covered in this Agency Agreement and/or the Bonds or on any certificate, instrument, opinion, notice, letter, facsimile, e-mail, or other document or instrument, original or copy, delivered or faxed or sent electronically to it and believed by it to be genuine and to have been sent by the proper person or persons, and shall not have any responsibility to verify or confirm that the person giving the same is duly authorised to do so.
Each Agent may rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods (but excluding on-line communications systems covered by a separate agreement (such as the Inform or CA$H-

Register Plus system)) (“Electronic Methods”) by persons believed by it to be authorised to give instructions and directions on behalf of the Issuer. No Agent shall have any duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorised to give instructions or directions on behalf of the Issuer (other than to verify that the signature on a facsimile is the signature of a person authorised to give instructions and directions on behalf of the Issuer) and shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by Issuer as a result of such reliance upon or compliance with such instructions or directions. The Issuer agrees to assume all risks arising out of the use of Electronic Methods to submit instructions and directions to each Agent, including without limitation the risk of such Agent acting on unauthorised instructions, and the risk of interception and misuse by third parties. The Issuer agrees that the indemnity set out in Clause 18 shall apply in respect of any loss or liability suffered by any Agent as a result of acting upon instructions and directions sent by Electronic Methods. For the avoidance of doubt, any notice relating to this Agreement sent by the Issuer to any Agent that requires a signature may be sent to the Agent in writing by email with an attachment in PDF or similar format.
21.2Notices through Principal Paying Agent: All communications relating to this Agreement between (i) the Issuer and the Trustee and (ii) any of the Agents or between the Agents themselves shall be made (except where otherwise expressly provided) through the Principal Paying Agent.
21.3Notification to be in English: All notices and other communications hereunder shall be made in the English language or shall be accompanied by a certified English translation thereof. Any certified English translation delivered hereunder shall be certified a true and accurate translation by a professionally qualified translator or by some other person competent to do so.
22.GOVERNING LAW AND SUBMISSION
22.1Governing Law: This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
22.2Jurisdiction:
22.2.1The courts of Hong Kong are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each of the Agents and the Trustee and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction.
22.2.2The Issuer irrevocably appoints Cogency Global (HK) Limited, located at Unit B, 1/F, Lippo Leighton Tower, 103 Leighton Road, Causeway Bay, Hong Kong, as its authorised agent for service of process in Hong Kong. If for any reason such agent shall cease to be such agent for service of process, the Issuer shall forthwith appoint a new agent for service of process in Hong Kong and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 10 days. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.
23.WAIVER OF IMMUNITY
The Issuer hereby waives irrevocably, to the fullest extent permitted by law, any immunity to which it might otherwise be entitled in relation to any arbitration or court proceedings arising out of or in connection with the Bonds or this Agreement, including without limitation, immunity from (i) jurisdiction of any court or tribunal; (ii) service of process; (iii) injunctive or other interim relief, or any order for specific performance; (iv) any process for execution of any award or judgment against its property. In addition, in respect of any proceedings arising out of or in connection with the enforcement and/or execution of any award or judgment made against it, the Issuer has submitted to the jurisdiction of any court in which any such proceedings are brought.
24.COUNTERPARTS
This Agreement may be executed in counterparts which when taken together shall constitute one and the same instrument.
Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Agreement and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Agreement or the other related documents or agreements related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee and the Agents acts on any Executed Documentation sent by electronic transmission, the Trustee and the Agents will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorised or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee and the Agents shall conclusively presume that Executed Documentation that purports to have been sent by an authorised officer of a person has been sent by an authorised officer of such person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee and the Agents acting on unauthorised instructions and the risk of interception and misuse by third parties.
25.AMENDMENTS
Without prejudice to Condition 13(B), this Agreement may be amended in writing signed by all of the parties, without the consent of any Bondholder provided it is made either (a) for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained in this Agreement, or (b) in any manner which the parties may mutually deem necessary or desirable and which shall not be inconsistent with the Conditions and shall not be materially prejudicial to the interests of the Bondholders. Any determination as to material prejudice with respect to the interests of the Bondholders pursuant to this Clause 25 shall be made by the Trustee; the Agents shall not have any responsibility or liability whatsoever with respect to such determination
26.ENTIRE AGREEMENT
This Agreement and any fee letter between the parties contains the whole agreement between the parties relating to the subject matter of this Agreement and supersedes any previous written or oral communication between the parties in relation to the matters dealt with in this Agreement.

Schedule 1
REGULATIONS CONCERNING THE TRANSFER AND REGISTRATION OF BONDS
WYNN MACAU, LIMITED
1.The Bonds initially will be represented by the Rule 144A Global Certificate(s) and the Regulation S Global Certificate(s) which will be deposited with a custodian for, and representing Bonds registered in the name of a nominee of, DTC. Each Bond shall be in the denomination of US$200,000 and integral multiples of US$1,000 in excess thereof. Certificates, each evidencing entitlement to one or more Bonds, shall be issued in accordance with the Conditions.
2.The Bonds are transferable by execution of the form of transfer on each Certificate endorsed under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. In this Schedule “transferor” shall where the context permits or requires include joint transferors and be construed accordingly.
3.The Certificate issued in respect of the Bond to be transferred must be delivered for registration to the office of the Transfer Agent accompanied by such other evidence (including certificates and/or legal opinions) as the Transfer Agent may require to prove the title of the transferor or his right to transfer the Bond and his identity and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so. The signature of the person effecting a transfer of a Bond shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Agent may require.
4.The executors or administrators of a deceased holder of Bonds (not being one of several joint holders) and in the case of the death of one or more of joint holders the survivor or survivors of such joint holders shall be the only persons recognised by the Issuer as having any title to such Bonds.
5.Any person becoming entitled to Bonds in consequence of the death or bankruptcy of the holder of such Bonds may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Transfer Agent shall require (including certificates and/or legal opinions), be registered himself as the holder of such Bonds or, subject to the preceding paragraphs as to transfer, may transfer such Bonds. The Issuer and the Agents may retain any amount payable upon the Bonds to which any person is so entitled until such person shall be so registered or shall duly transfer the Bonds.
6.Unless otherwise requested by him and agreed by the Issuer, a holder of Bonds shall be entitled to receive only one Certificate in respect of his holding.
7.The joint holders of a Bond shall be entitled to one Certificate only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of the joint holding.
8.The Issuer and the Transfer Agent shall make no charge to the holders for the registration of any holding of Bonds or any transfer of Bonds or for the issue of any Certificates or for the delivery of Certificates at the specified office of the Agent to whom the request for registration, transfer or delivery was delivered or by uninsured post to the address specified by the holder. If any holder entitled to receive a Certificate wishes to have it delivered to him otherwise than at the specified office of such Agent, such delivery shall be made upon his written request to such Agent, at his risk and (except where sent by uninsured post to the address specified by the holder) at his expense.
9.The Transfer Agent will within five Business Days of a request to effect a transfer of a Bond (or within 21 days if the transfer is of a Bond represented by a Global Certificate) deliver at its specified office to the transferee or despatch by mail (at the risk of the transferee) to such address as the transferee may request, a new Certificate in respect of the Bond or Bonds transferred. In the case of a transfer, conversion or redemption of fewer than all the Bonds in respect of which a Certificate is issued, a new Certificate in respect of the Bonds not transferred, converted or redeemed will be so delivered to the holder to its address appearing on the register of holders of Bonds.
10.Subject to clause 3 of the Trust Deed, unless and until otherwise agreed among the Issuer and the Managers, all Definitive Certificates issued in exchange for or on registration of transfer (such transfer being in compliance with the legends set forth on the face of such Certificate) of Bonds represented by Definitive Certificates bearing the Rule 144A Legend, shall also bear the Rule 144A Legend, provided that the Registrar shall, upon written request of a holder and upon delivery to the Registrar by the holder of a certificate substantially in the form of Schedule 2 hereto, duly executed by the transferor, issue a Definitive Certificate with Regulation S Legend in exchange for a Definitive Certificate bearing the Rule 144A Legend.
11.Subject to clause 3 of the Trust Deed, unless and until otherwise agreed among the Issuer and the Managers, all Definitive Certificates issued in exchange for or on registration of transfer (such transfer being in compliance with the legends set forth on the face of such Certificate) of Bonds represented by Definitive Certificates bearing the Regulation S Legend, shall also bear the Regulation S Legend, provided that the Registrar shall on presentation to it or its order of a certificate substantially in the form provided for in Schedule 3 hereto, duly executed by the transferor, issue a Definitive Certificate with Rule 144A Legend in exchange for a Definitive Certificate bearing the Regulation S Legend.
12.Notwithstanding any other provisions of this Agreement, the Registrar shall register the transfer of any Bond only upon presentation of an executed and duly completed form of transfer substantially in the form set forth in the Form of Regulation S Global Certificate, Form of Rule 144A Global Certificate, Form of Regulation S Definitive Certificate or Form of Rule 144A Definitive Certificate, in each case in Schedule 1 to the Trust Deed together with any other documents thereby required.
13.The Issuer and the Registrar may each, with the prior written approval of the Trustee and, in the case of any regulations proposed by the Issuer, with the prior written approval of the Registrar, and, in the case of any regulations proposed by the Registrar, with the prior written approval of the Issuer (unless such regulations proposed by the Registrar are required by any Applicable Law or Authority, in which case, only notice to, and not prior approval of, the Issuer is required), promulgate any other regulations that they may deem necessary for the registration and transfer of the Bonds.

Schedule 2
FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS OF BONDS PURSUANT TO REGULATION S TO PERMIT REMOVAL OF THE RULE 144A LEGEND
WYNN MACAU, LIMITED
US$600,000,000 4.50 PER CENT. CONVERTIBLE BONDS DUE 2029 CONVERTIBLE INTO SHARES OF WYNN MACAU, LIMITED
Reference is hereby made to the trust deed dated March 7, 2023 (the “Trust Deed”) between the Issuer and DB Trustees (Hong Kong) Limited in relation to the issue of US$600,000,000 4.50 per cent. Convertible Bonds due 2029 convertible into Shares of Wynn Macau, Limited (the “Bonds”). Terms used herein and defined in the Trust Deed are used herein as so defined.
In connection with our transfer of US$[  ] principal amount of Bonds, we confirm that such transfer has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”), and, accordingly, we represent that:
1.the offer of the Bonds was made in an “offshore transaction” (as defined in Regulation S under the Securities Act) within the meaning of Rule 902 of Regulation S under the Securities Act and the transferee is a non-U.S, person located outside the United States;
2.no directed selling efforts have been made in the United States within the meaning of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S under the Securities Act, as applicable; and
3.the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
In addition, if the undersigned is an officer or director of the Issuer or a distributor or any affiliate of the Issuer, such sale is made in accordance with the applicable provisions of Rule 904(b)(2) of Regulation S under the Securities Act and the transfer restrictions set forth in the legend that the Bonds are bearing. Accordingly, we request that you issue Bonds which bear the Regulation S Legend (as defined in the Agency Agreement).
Details of the relevant accounts at The Depository Trust Company, Euroclear Bank SA/NV or Clearstream Banking S.A. and [Alternative Clearing System] to be credited and debited, respectively, are as follows:
[insert details]
In connection with such request, we hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Bonds.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer. Terms used in this certificate have the meanings set forth in Regulation S under the Securities Act.
If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.
[Name of Transferor]
By:
    Authorised Signatory

Schedule 3
FORM OF CERTIFICATE TO BE DELIVERED BY TRANSFEROR IN CONNECTION WITH TRANSFERS OF BONDS TO QIBS TO REQUEST ADDITION OF THE RULE 144A LEGEND
WYNN MACAU, LIMITED
US$600,000,000 4.50 PER CENT. CONVERTIBLE BONDS DUE 2029
CONVERTIBLE INTO SHARES OF WYNN MACAU, LIMITED
Reference is hereby made to the trust deed dated March 7, 2023 (the “Trust Deed”) between the Issuer and DB Trustees (Hong Kong) Limited in relation to the issue of US$600,000,000 4.50 per cent. Convertible Bonds due 2029 convertible into Shares of Wynn Macau, Limited (the “Bonds”). Terms used herein and defined in the Trust Deed are used herein as so defined.
This letter relates to US$[  ] principal amount of Bonds which are held in the form of a Certificate which does not bear the Rule 144A Legend (as defined in the Agency Agreement) in the name of [transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest in the Bonds for an interest in a Certificate bearing the Rule 144A Legend.
In connection with such request, and in respect of such Bonds the Transferor acknowledges (or if the Transferor is acting for the account of another person, such person has confirmed to the Transferor that it acknowledges) that such Bonds have not been and will not be registered under the U.S. Securities Act of 1933 (the “Securities Act”), the Transferor hereby certifies that such transfer has been effected (i) in accordance with all applicable transfer restrictions, (ii) in a transaction meeting the requirements of Rule 144A under the Securities Act, (iii) to a transferee that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (a “QIB”), that is acquiring Bonds for its own account or for the account of a QIB, and (iv) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.
The Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 144A under the Securities Act and accordingly the Transferor does hereby further certify that the beneficial interests in the Bonds are being transferred to a person that:
1.the Transferor reasonably believes is (a) a QIB (b) acquiring such Bonds for its own account or for the account of a QIB (c) aware, and each beneficial owner of such Bonds has been advised, that the sale of such Bonds to it is being made in reliance on Rule 144A under the Securities Act.
2.the Transferor reasonably believes understands that such Bonds have not been and will not be registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred except (a) in accordance with Rule 144A under the Securities Act to a person that it and any person acting on its behalf reasonably believe is a QIB purchasing for its own account or for the account of a QIB, (b) to a non-U.S. person in an “offshore transaction” (as defined in Regulation S under the Securities Act) in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable), or (d) as otherwise set forth in the legend that the Bonds are bearing, and in each case in accordance with any applicable securities laws of any State of the United States.
3.acknowledges that, prior to any transfer of Definitive Certificates or beneficial interests in the Global Certificates, the holder of Definitive Certificates or the holder of beneficial interests in Global Certificates, as the case may be, may be required to provide certifications and other documentation relating to the manner of such transfer and submit such certifications and other documentation as provided in the Trust Deed.
In addition, the Transferor does hereby certify that (i) the Transferor has provided notice of these restrictions to the Transferee, (ii) the Transferee has confirmed to the Transferor that it acknowledges that the Issuer, the Registrar, the Managers and their affiliates, and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that, if any of the acknowledgements, representations or agreements deemed to have been made by it by its transfer of Certificates pursuant to Rule 144A under the Securities Act is no longer accurate, its shall promptly notify the Issuer and the Managers, and that if the Transferee is acquiring any Certificates for the account of one or more persons who are QIBs, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account and (iii) the Transferor will provide any purchaser from it of the Certificates notice of the transfer restrictions set forth above.
Details of the relevant accounts at The Depository Trust Company, Euroclear Bank SA/NV, Clearstream Banking S.A. or [Alternative Clearing System], as the case may be, to be credited and debited, respectively, are as follows:
[insert details]
We hereby request that you issue Certificates which bear the Rule 144A Legend.
We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.
Yours faithfully,
[Insert name of Transferor]
By:                        Date:
    Authorised Signatory

Schedule 4
CONVERSION NOTICE
WYNN MACAU, LIMITED
US$600,000,000 4.50 per cent. Convertible Bonds due 2029
(the “Bonds”)
convertible into Shares of Wynn Macau, Limited
(Please read the notes overleaf before completing this Notice.)

Name:	Date:
Address:	Tel No:
* DTC/Euroclear/Clearstream Account No:	Fax No:
(*delete as appropriate)
Signature1:

To: Issuer Secretary
cc: Wynn Macau, Limited (the “Issuer”)
I/We, being the holders of the Bonds specified below, hereby irrevocably elect to convert such Bonds into fully-paid ordinary shares of the Issuer (the “Shares”) in accordance with the terms and conditions of the Bonds. Terms used in this Conversion Notice and not otherwise defined have the meanings given to them in the Agency Agreement dated March 7, 2023 between, among others, the Issuer and Deutsche Bank Trust Company Americas as Principal Paying Agent.
1.Total principal amount, number and identifying numbers of Bonds to be converted:

1     Where the Bonds to be converted are evidenced by a Global Certificate, the Conversion Notice need not be signed. In such a case, delivery of the Conversion Notice will constitute confirmation by the beneficial owner of the Bonds to be converted that the information in the Conversion Notice is true and accurate on delivery.

Total principal amount:
Total number of Bonds:
Identifying numbers of Bonds (if relevant)*:
Identifying numbers of Certificates deposited in respect of Bonds to be converted (if relevant)*:

N.B. If necessary, the identifying numbers of Bonds and Certificates can be attached separately.
* Not required for Bonds represented by a Global Certificate
2.Name(s) and address(es) of person(s) in whose name(s) the Shares required to be delivered on conversion are to be registered:

Name:
Address:
Telephone Number:
Fax Number:
3.I/We hereby request that the certificates for the Shares (together with any cash) required to be delivered upon conversion (including any Cash Settlement Amounts or any amount pursuant to Condition 6(A)(iii)), be despatched (at my/our risk and expense) to the person whose name, contact person, telephone numbers, fax number and address is given below and in the manner specified below:

Name:
Contact Person:
Address:

Account No.:
Account Name:
Telephone Number/Fax Number:
Manner of despatch:
Bank Name:
Bank Address:
Bank SWIFT Code:
Account Name:
Account Number:
[Correspondent Bank Details]:
The Certificate in respect of the Bonds converted hereby accompanies this Conversion Notice.*

Name:
Address:

* Not required for a Global Certificate.
4.The Issuer has notified the Conversion Agents that the Issuer's register of shareholders will be closed on the following dates:

5.I/We hereby represent and agree that:
(a)the Restricted Securities received upon conversion of this Bond, if any, have not been and are not expected to be registered under the Securities Act. “Restricted Security” means a “restricted security” within the meaning of Rule 144 under the Securities Act, as set forth in the legend that the Bonds are bearing.
(b)all approvals, consents and authorisations required by the laws of the Cayman Islands and Hong Kong to be obtained by me/us in relation to the said conversion have been obtained and are in full force and effect and that any applicable condition thereto has been complied with by me/us;
(c)all stamp, issue, registration, excise and similar taxes and duties (if any) arising on conversion of the Bonds or payable consequent upon the issue, delivery or transfer of Shares or any other property or cash upon conversion to or to the order of a person other than me/us have been paid or will be paid by me/us, except that the Issuer will pay the expenses arising on the issue of Shares on conversion of Bonds and all charges of the Conversion Agents in connection therewith;
(d)I/we are not an affiliate of the Issuer or a person acting on behalf of such an affiliate;
(e)I/we are not in the business of buying and selling securities, or if we are in such business, we did not acquire the Bonds from the Issuer or any affiliate thereof in a 'distribution' of Bonds; and
(f)I/we further acknowledge that the Issuer and the Trustee and their respective affiliates and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements.
N.B.
(i)This Conversion Notice will be void unless the introductory details and Clauses 1 to 4 are completed.
(ii)Your attention is drawn to Condition 6(b)(ii) of the Bonds with respect to the conditions precedent which must be fulfilled before the Bonds specified above will be treated as effectively eligible for conversion.
(iii)Despatch of share certificates or other securities or property will be made at the risk and expense of the converting Bondholder and the converting Bondholder will be required to submit any necessary documents required in order to effect despatch in the manner specified.
(iv)If a retroactive adjustment contemplated by the terms and conditions of the Bonds is required in respect of a conversion of Bonds, certificates for the additional Shares deliverable pursuant to such retroactive adjustment (together with any other securities, property or cash) will be delivered or despatched in the same manner as the Shares, other securities, property and cash.

For Agent's use only:
(A)I.Bond conversion identification reference:
(1.Date on which the Conversion Notice is deposited with the Agent:
(2.Conversion Date:
(B)I.    Aggregate principal amount of Bonds in respect of which Certificates have been deposited for conversion:
(1.Conversion Price on Conversion Date:
(2.Number of Shares issuable:
(C)(if applicable) amount of cash payment due to converting Bondholder under Condition 6(A)(iii) in respect of fractions of Shares:

The Conversion Agent must complete items 5(h)(iv)(A), 5(h)(iv)(B) and (if applicable) 5(h)(iv)(C).

Schedule 5
NOTIFICATION FROM AGENT
Form of notification to be sent by facsimile transmission by an Agent to the Issuer and, if different, the Principal Paying Agent - see Clause 7.4.
WYNN MACAU, LIMITED
US$600,000,000 4.50 per cent. Convertible Bonds due 2029
(the “Bonds”)
convertible into Shares of Wynn Macau, Limited
To:    Wynn Macau, Limited (the “Issuer”) (attention: Issuer Secretary)
To:     Principal Paying Agent (attention: [  ])
Bonds conversion identification reference:     / Wynn Macau, Limited Convertible Bonds due 2029/
(A)
(B)
(C)
(D)
(E)
(F)
(G)
(H)
(I)
Regards
[name of agent]
[Identifying symbol and number]
Explanation
Against the letters (A) to (I) inclusive will be inserted the following information with respect to the relevant Conversion Notice:

(A)	=	name and address of converting holder of the Bonds participant in DTC or other clearing system in which the Bond is held at such time;
(A)	=	total number of Bonds in respect of which a Certificate has been deposited by the same holder of the Bonds;
(A)	=	identifying numbers of the Bonds;
(A)	=	number of Shares (excluding fractions) issuable to such holder of the Bonds;
(A)	=	name(s) and address(es) of person(s) in whose name(s) the Shares issuable upon conversion are to be registered;
(A)	=	(if applicable) amount of cash payment due to converting holder of the Bonds in respect of fractions of Shares;
(A)	=	the date on which the Conversion Notice is deposited with the Agent, the Conversion Date and the Conversion Price in respect of the conversion;
(A)	=	details of the securities account to be credited with such number of Shares; and
(A)	=	name, contact person, telephone number, fax number and address to whom share certificates, etc. are to be despatched, and manner of despatch.

Schedule 6
ISSUER'S CONFIRMATION OF CONVERSION
WYNN MACAU, LIMITED
US$600,000,000 4.50 per cent. Convertible Bonds due 2029
(the “Bonds”)
convertible into Shares of Wynn Macau, Limited
To:    Wynn Macau, Limited (the “Issuer”) (attention: Issuer Secretary)
To:     Principal Paying Agent (attention: [  ])
Bonds conversion identification reference: / Wynn Macau, Limited Convertible Bonds due 2029/
(A)
(B)
(i)
(ii)
(iii)
(C)
(D)
We confirm that all action required to be taken by us has been taken to allow the converting Bondholder or other person(s) designated in the Conversion Notice to receive the relevant Shares to be issued on conversion of the relevant Bonds.
Regards
WYNN MACAU, LIMITED
Explanation:
Against the letters (A) to (D) inclusive will be inserted the following information with respect to the delivery of Bonds upon conversion:

(A)	=	the identification code and certificate number of the Conversion Agent who forwarded the copy of the Conversion Notice in respect of the Bonds that have been converted and the identifying number of such Conversion Notice.
(A)	=	(i)number of Shares delivered upon conversion;
(i)the nature of any other securities or property delivered upon conversion; and
(i)the amount of any other cash delivered upon conversion (if any); and
(A)		the crediting of the designated securities account with Shares and the date of despatch or delivery of any cash.
(A)		the name and address to whom the certificates of Shares and other securities, property or cash, if any, were delivered and the manner in which they were delivered.

Schedule 7
FORM OF BONDHOLDER REDEMPTION NOTICE
WYNN MACAU, LIMITED
US$600,000,000 4.50 per cent. Convertible Bonds due 2029
(the “Bonds”)
convertible into Shares of Wynn Macau, Limited
By depositing this duly completed Bondholder Redemption Notice with a Paying Agent for the Bonds the undersigned holder of such of the Bonds as are represented by the Certificate surrendered with this Notice and referred to below irrevocably exercises its option to have such Bonds redeemed on [] under Condition [8(D)/8(E)] of the Bonds.
This Bondholder Redemption Notice relates to Certificates representing Bonds in the aggregate principal amount of US$
The identifying numbers of such Certificates are as follows:

If any Certificate issued in respect of the Bonds referred to above is to be returned(1) to the undersigned under Clause 8.3 of the Agency Agreement entered into by the Issuer in respect of the Bonds, it will be returned by post to the address of the Bondholder appearing on the register of Bondholders.
Payment in respect of the above-mentioned Bonds will be made in accordance with the Conditions of the Bonds.
Dated:    Signature
Name:
[To be completed by recipient Agent]
Received by:
[Signature and stamp of Agent]
At its office at:
On:
Bonds:

(1)Certificates so returned will be sent by post, uninsured and at the risk of the Bondholder.
(2)This Bondholder Redemption Notice is not valid unless all of the paragraphs requiring completion are duly completed.
(3)The Agent with whom Certificates are deposited will not in any circumstances be liable to the depositing Bondholder or any other person for any loss or damage arising from any act, default or omission of such Agent in relation to such Certificates or any of them unless the loss or damage was caused by the gross negligence, wilful default or fraud of such Agent or its directors, officers or employees.

Schedule 8
FORM OF BONDHOLDERS’ EXERCISE NOTICE
WYNN MACAU, LIMITED
US$600,000,000 4.50 per cent. Convertible Bonds due 2029
(the “Bonds”)
convertible into Shares of Wynn Macau, Limited
By depositing this duly completed Bondholders’ Exercise Notice with a Paying Agent for the Bonds the undersigned holder of such of the Bonds as are surrendered with this Notice and referred to below irrevocably exercises its option under Condition 8(F) of the Bonds not to have such Bonds redeemed on the date fixed for redemption of the Bonds pursuant to Condition 8(F) of the Bonds.
This Notice relates to Bonds in the aggregate principal amount of US$........................ The identifying numbers of such Certificates are as follows:

If any Certificate issued in respect of the Bonds referred to above is to be returned to the undersigned under Clause 8.4 of the Agency Agreement in respect of the Bonds, it will be returned by post to the address of the Bondholder appearing on the register of Bondholders.
Payment in respect of the above-mentioned Bonds will be made in accordance with the Conditions of the Bonds.
Dated:            Signature
Name:
[To be completed by recipient Agent]
Received by: ................................................................................
[Signature and stamp of Agent]
At its office at: .............................................................................
On: ..............................................................................................
Notes:
(1)     Certificates so returned will be sent by post, uninsured and at the risk of the Bondholder.
(2)     This Bondholders’ Exercise Notice is not valid unless all of the paragraphs requiring completion are duly completed.

(3)     The Agent with whom Certificates are deposited will not in any circumstances be liable to the depositing Bondholder or any other person for any loss or damage arising from any act, default or omission of such Agent in relation to such Certificates or any of them.

This Agreement has been entered into on the date stated at the beginning.
WYNN MACAU, LIMITED
as Issuer

By: /s/ Craig Jeffrey Fullalove
Name: Craig Jeffrey Fullalove
Title: Authorised Signatory

DB TRUSTEES (HONG KONG) LIMITED
as Trustee

By: /s/ Christina Nip
Name: Christina Nip
Title: Authorised Signatory

By: /s/ WONG, Ching
Name: WONG, Ching
Title: Authorised Signatory

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Principal Paying Agent, Conversion Agent and Transfer Agent

By: /s/ Jacqueline Bartnick
Name: Jacqueline Bartnick
Title: Director

By: /s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Registrar

By: /s/ Jacqueline Bartnick
Name: Jacqueline Bartnick
Title: Director

By: /s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President